UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

SHURGARD STORAGE CENTERS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

CALCULATION OF FILING FEE

Title of each class of securities to which transaction applies:	Aggregate number of securities to which transaction applies:	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:	Proposed maximum aggregate value of transaction:	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

1155 Valley Street

P.O. Box 900933

Seattle, Washington 98109

Phone 206 624 8100

Fax 206 624 1645

www.shurgard.com

June 7, 2004

Dear Shareholder:

We cordially invite you to attend the 2004 Annual Meeting of Shareholders of Shurgard Storage Centers, Inc. (the “Annual Meeting”) at 10:00 a.m. on Tuesday, June 29, 2004, at the Museum of Flight, 9404 E. Marginal Way South, Seattle, Washington 98108. Please see our web site at http://www.shurgard.com for directions.

The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow provide information about Shurgard as well as details of the business to be conducted at the Annual Meeting. There will also be time for questions.

Whether or not you plan to attend the Annual Meeting, please vote your shares in one of three ways: via Internet, telephone or mail. If you elect to vote by mail, please sign, date and return your proxy card in the enclosed postage-paid envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy. If you plan to attend, and your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee to confirm your ownership.

Sincerely,

Charles K. Barbo
Chairman and Chief Executive Officer

IMPORTANT

A proxy card is enclosed. We urge all shareholders to complete and mail the proxy card promptly, or use the instructions on your proxy card to use telephone or Internet voting to vote your shares. See our question and answer section for information about voting by telephone or Internet, revoking a proxy, and voting shares in person.

SHURGARD STORAGE CENTERS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 29, 2004

To Our Shareholders:

The 2004 Annual Meeting of Shareholders of Shurgard Storage Centers, Inc. (“we”, the “Company”, or “Shurgard”) will be held at the Museum of Flight, 9404 E. Marginal Way South, Seattle, Washington 98108, on Tuesday, June 29, 2004, at 10:00 a.m. local time. The purposes of the Annual Meeting are:

1.	To elect four directors to Shurgard’s Board of Directors;

2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors;

3.	To approve Shurgard’s 2004 Long-Term Incentive Plan;

4.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Board of Directors has set June 3, 2004 as the record date for the Annual Meeting. This means that owners of Class A Common Stock at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting. We will make the list of shareholders entitled to vote at the Annual Meeting available at Shurgard’s offices at 1155 Valley Street, Suite 400, P. O. Box 900933, Seattle, Washington 98109, for ten days immediately prior to the Annual Meeting. The list will also be available at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares via Internet, telephone, or mail as more fully described on the proxy card. You may revoke your proxy at any time before it is exercised, by submitting to Shurgard’s Corporate Secretary written notice of revocation, a properly executed proxy of a later date, or by attending the Annual Meeting and voting in person. You may vote in person at the Annual Meeting even if you have previously returned a proxy.

By Order of the Board of Directors,

Christine M. McKay
Secretary

Seattle, Washington

June 7, 2004

SHURGARD STORAGE CENTERS, INC.

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS

TO BE HELD JUNE 29, 2004

The Board of Directors of Shurgard Storage Centers, Inc, (“we”, “Shurgard” or the “Company”) is furnishing you this proxy statement (“Proxy Statement”) to solicit proxies on its behalf to be voted at the 2004 Annual Meeting of Shareholders to be held at 10:00 a.m. on Tuesday, June 29, 2004, at the Museum of Flight, 9404 E. Marginal Way South, Seattle, Washington 98108, and at any postponement or adjournment thereof (the “Annual Meeting”). Only owners of record of shares of Shurgard’s Class A Common Stock (“Common Stock”) at the close of business on June 3, 2004 are entitled to vote at the Annual Meeting. On that date, Shurgard had 45,965,795 shares of Common Stock outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote. A quorum will exist if there are a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy.

The address of our principal executive offices is 1155 Valley Street, Suite 400, Seattle, Washington 98109. We are first sending this Proxy Statement and the accompanying proxy card to shareholders on or about June 7, 2004.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.    What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Our Board of Directors has designated Charles K. Barbo, our Chairman of the Board of Directors and Chief Executive Officer (“CEO”), and David K. Grant, our President and Interim Chief Financial Officer, as proxies for the Annual Meeting.

2.    What is a proxy statement?

A proxy statement is a document that Securities and Exchange Commission regulations require us to give you when we ask you to sign a proxy card designating Charles K. Barbo and David K. Grant each as proxies to vote on your behalf.

3.    What is the difference between a shareholder of record and a shareholder who holds stock in street name?

If your shares are registered directly in your name, you are a shareholder of record. If you are a shareholder of record, the Proxy Statement and the accompanying proxy card have been sent directly to you. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. If you hold your shares in street name, the Proxy Statement and the accompanying proxy card have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares.

4.    How do you get an admission card to attend the Annual Meeting?

If you are a shareholder of record, your admission card is attached to your proxy card. You will need to bring it with you to the Annual Meeting. If you own shares in street name, you will need to ask your broker or bank for an admission card in the form of a legal proxy. You will need to bring the legal proxy with you to the

Annual Meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the Annual Meeting. We can use that to verify your ownership of Common Stock and admit you to the Annual Meeting; however, you will not be able to vote your shares at the Annual Meeting without a legal proxy. Please note that if you own shares in street name and you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the Annual Meeting and vote in person. You will also need to bring a photo ID to gain admission.

5.    What different methods can you use to vote?

(a)	By Written Proxy: All shareholders can vote by written proxy card.

(b)	By Telephone and Internet Proxy: All shareholders of record also can have their shares voted by proxy by touch-tone telephone from the U.S. and Canada, using the toll-free telephone number on the proxy card, or by Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders may vote by telephone or Internet if their bank or broker makes those methods available, in which case, the bank or broker will enclose the instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded.

(c)	In Person: All shareholders may vote in person at the Annual Meeting (unless they are street name holders without a legal proxy, as described in question 4).

6.    What is the record date and what does it mean?

The record date for the Annual Meeting is June 3, 2004. The record date is established by the Board of Directors as required by Washington law. Owners of record of Common Stock at the close of business on the record date are entitled to:

(a)	receive notice of the Annual Meeting; and

(b)	vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

7.    How can you revoke a proxy?

A shareholder can revoke a proxy prior to the completion of voting at the Annual Meeting by:

(a)	giving written notice to Shurgard’s Corporate Secretary;

(b)	delivering a later-dated proxy; or

(c)	voting in person at the Annual Meeting.

8.    Are votes confidential? Who counts the votes?

We will continue our long-standing practice of holding the votes of all shareholders in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against Shurgard, (b) in the case of a contested proxy solicitation, (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his/her vote to management, or (d) to allow the independent inspector of the election to certify the results of the vote. We hire an independent tabulator to receive and tabulate the proxies and an independent inspector of the election from our Transfer Agent, American Stock Transfer & Trust Company, to certify the results.

9.    What are my voting choices when voting for director nominees and the other proposals, and what are the voting requirements to approve each of the proposals?

In the vote on the election of the four director nominees, shareholders may: (a) vote in favor of all nominees, (b) vote to withhold votes as to all nominees, or (c) vote in favor of or withhold votes as to specific nominees. Three of the nominees would serve until the 2007 annual meeting of shareholders and one nominee would serve until the 2005 annual meeting of shareholders. The director nominees elected will be those four candidates receiving the greatest number of affirmative votes cast by shares entitled to vote. You are not entitled to cumulate votes in the election of directors. If any of the nominees for the Board of Directors becomes unavailable for election for any reason, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose.

For the proposals to ratify the selection of independent auditors and to approve Shurgard’s 2004 Long-Term Incentive Plan, you may vote “FOR,” “AGAINST,” or “ABSTAIN”. If you provide specific instructions with regard to these proposals, your shares will be voted as you instruct. Each of these proposals will be adopted under Washington law if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. In addition to the Washington law requirement, the current rules of the New York Stock Exchange (“NYSE”) require that the proposal to approve Shurgard’s 2004 Long-Term Incentive Plan receive the affirmative “FOR” vote of a majority of the votes cast on the proposal, and that over 50% of the shares entitled to vote on each proposal are actually cast on such proposal.

10.    What are “broker non-votes” and what effect do they have on the voting?

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers may exercise discretion to vote shares as to which instructions are not given with respect to the election of directors and the ratification of the selection of independent auditors. However, current NYSE rules prohibit discretionary voting with respect to equity compensation plans, such as the 2004 Long-Term Incentive Plan. Abstentions, withheld votes and broker non-votes will have no effect on the election of directors, because the directors elected will be those four candidates receiving the greatest number of affirmative votes, or on the proposal to ratify the selection of the independent auditors or the proposal to approve the 2004 Long-Term Incentive Plan, because they do not constitute votes cast “FOR” or “AGAINST” the proposal. Similarly, broker non-votes will have no effect on the proposal to approve the 2004 Long-Term Incentive Plan, except to the extent that they prevent us from satisfying the NYSE requirement that over 50% of the shares entitled to vote on the proposal must actually be cast on the proposal.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Annual Meeting.

11.    How does the Board of Directors recommend that I vote?

Our Board recommends that you vote your shares “FOR” each of the nominees to the Board of Directors, “FOR” the ratification of the selection of our independent auditors for 2004, and “FOR” the approval of the 2004 Long-Term Incentive Plan.

12.    What if a shareholder does not specify a choice for a matter when returning a proxy?

Shareholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies that are signed and returned will be voted “FOR” the election of all director nominees, “FOR” the ratification of independent auditors for 2004, and “FOR” the approval of the 2004 Long-Term Incentive Plan.

13.    What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?

Our bylaws permit shareholders to submit proposals for action at the next annual meeting of shareholders. For consideration at next year’s annual meeting of shareholders, proposals must be received no earlier than

February 9, 2005 and no later than March 11, 2005. In order to have a proposal, other than a director nomination, included in the proxy materials for next year’s annual meeting of shareholders, you must submit your proposal by February 7, 2005. For more information, see “Shareholder Proposals” below.

14.    How may I communicate with the non-employee directors on Shurgard’s Board?

You may write our Board by sending a letter to the Chair of the Nominating and Corporate Governance Committee c/o the Corporate Secretary at our address. You may also submit an e-mail to our Board c/o the Nominating and Corporate Governance Committee at bod@shurgard.com. Neither written communications nor e-mails are screened by Shurgard employees.

CORPORATE GOVERNANCE GUIDELINES AND BOARD MATTERS

The Board of Directors of Shurgard is committed to conducting its business using the highest principles and practices of good corporate governance and stewardship. The Board has codified those principles into a formally adopted set of Corporate Governance Guidelines. Shurgard’s Corporate Governance Guidelines, director independence criteria, committee charters, Codes of Business Conduct and Ethics, and other documents setting forth our corporate governance practices can be accessed in the “Corporate Governance” section of Shurgard’s web site at http://investorrelations.shurgard.com or by writing to Shurgard’s Investor Relations department at our address.

Corporate Governance Guidelines. The Board of Directors sets high standards for Shurgard’s employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the Board of Directors to serve as a prudent fiduciary for shareholders and to oversee the management of Shurgard’s business. This oversight requires the Board of Directors to monitor, review and approve a variety of aspects of Shurgard’s business, including the following: (i) strategic planning, significant corporate actions and major transactions, (ii) corporate and management performance, including but not limited to management’s systems for internal control, financial reporting and public disclosure, (iii) establishment and implementation of corporate governance standards, including monitoring compliance with processes designed to ensure the integrity of Shurgard’s actions, (iv) adoption of standards for director qualification, (v) evaluation of management performance and compensation, as well as succession plans for management, (vi) effectiveness of shareholder relations, and (vii) setting and reviewing the Company’s investment policies including use of derivatives and hedging instruments.

Director Qualifications; Standards. The Board of Directors has charged the Nominating and Corporate Governance Committee with consideration of nominees for director in accordance with director selection criteria contained in its charter. Although there are no specific minimum criteria, these criteria include independence, professional experience and expertise, industry knowledge, leadership qualities, public company experience, and non-business related activities such as civic service. This Committee also considers legal and NYSE requirements and recommendations, and other corporate governance-related guidance regarding board and committee composition.

The Board of Directors is responsible for reviewing, on an annual basis, the requisite skills and characteristics of members of the Board of Directors. The Board of Directors assesses independence, attendance and overall experience and performance of the Board members. The Nominating and Governance Committee has set the mandatory retirement age for directors at 75; provided, however, that any board member that has reached retirement age during an elected term is allowed to serve out the remainder of his or her three-year term.

Director Responsibilities. Elected by the shareholders, the Board of Directors is the ultimate decision- making body of the Company, except for those decisions reserved for Shurgard’s shareholders. The Board of Directors designates the Chief Executive Officer and assists the Chief Executive Officer in selecting senior management, which officers carry out Shurgard’s day-to-day business. The Board of Directors advises and counsels senior management and monitors their performance and compensation. Directors must exercise sound business judgment and act in what they reasonably believe to be the best interests of Shurgard and its shareholders. In discharging this obligation, directors may reasonably rely on the honesty and integrity of Shurgard’s management as well as that of its independent auditors. Directors and officers are entitled to indemnification as set forth in the Shurgard’s Articles of Incorporation and Restated Bylaws. Directors are also expected to spend time visiting Shurgard facilities, and are encouraged to attend education sessions relevant to their service as directors.

Review of Staggered Board Structure. As part of our Nominating and Corporate Governance Committee’s review of our corporate governance practices, the Committee has begun to conduct an in-depth analysis of the issues related to the staggered election of directors, as compared with annual election of directors. Upon completion of the Committee’s analysis, it will prepare a report and make a recommendation to our Board of Directors. A summary of that report will be made publicly available.

Board Independence. The Board has determined that each of its directors, other than Charles K. Barbo, Shurgard’s Chief Executive Officer (“CEO”), and Harrell L. Beck, Shurgard’s Executive Vice President and Chief Investment Officer, has no material relationship with Shurgard (either directly or as a partner, shareholder, or officer of an organization that has a relationship with Shurgard) and is independent within the meaning of Shurgard’s director independence standards, which are designed to supplement and comply with the NYSE director independence standards, as currently in effect and as they may change from time to time. The Nominating and Corporate Governance Committee of the Board of Directors reviews director independence matters and makes recommendations to the Board of Directors concerning compliance with the NYSE standards and Shurgard’s own director independence standards.

The independent directors meet separately from the other directors in executive sessions. There is no procedure for selecting a presiding director for these sessions and it is determined on an informal basis at each session.

Committee Composition

As of the date of this Proxy Statement our Board has eight directors and the following standing committees: (1) Audit, (2) Compensation, (3) Nominating and Corporate Governance, and (4) Technology. A Finance Committee was formed in January 2004 as a subcommittee of the Audit Committee. The membership of each committee and the function of each of the committees are described below. The written charters for each of the committees are available on our web site at http://investorrelations.shurgard.com.

Name of Director	Audit		Finance		Compensation		Nominating and Corporate Governance		Technology
Charles K. Barbo
Harrell L. Beck
Anna Karin Andrews							X		X	*
Howard P. Behar					X	*	X
Richard P. Fox	X		X		X
Raymond A. Johnson					X		X
W. Thomas Porter	X	*	X	*			X	*	X
Wendell J. Smith	X		X		X

*	Chair

The Board of Directors and employees of Shurgard wish to acknowledge the valuable contributions made to the Board of Directors and to Shurgard by George P. Hutchinson, who died in January 2004 and was a member of our Board from 1997 until his death. During 2003, Mr. Hutchinson served on the Audit, Compensation, Technology and European Investment Committees.

Each of the committees is responsible to the full Board of Directors and its activities are therefore subject to the approval of the Board of Directors. In light of the adoption of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), and related regulations issued by the Securities and Exchange Commission (“SEC”), and new corporate governance standards adopted by the NYSE in 2003, the Board of Directors has examined the functions of the various committees, adopted new or revised charters as appropriate, reviewed Shurgard’s code of business conduct for employees and management, and directed revisions and enhancements to those documents where necessary.

The functions performed by these committees are summarized as follows:

Audit Committee. The Audit Committee adopted a formal charter in 2002. The Audit Committee has the sole authority to retain independent auditors to be selected to audit Shurgard’s annual financial statements and approves any special assignments given to such auditors. The Audit Committee also reviews the planned scope of the annual audit and independent auditors’ letter of comments and management’s responses thereto, major accounting changes made or contemplated, and the effectiveness and efficiency of Shurgard’s internal accounting staff and internal controls. The Audit Committee is also responsible for ensuring compliance by Shurgard’s personnel with the codes of conduct and the code of ethics, in conjunction with the Nominating and Corporate Governance Committee. In addition, the Audit Committee is charged with establishing procedures for the anonymous reporting of concerns and complaints regarding accounting and auditing matters. The Audit Committee met seven times in 2003. For 2003, the members of the Audit Committee were Messrs. Porter (Chair), Hutchinson and Smith. In January 2004, the Board of Directors appointed Mr. Fox to the Audit Committee, who replaced Mr. Hutchinson. All three members of the Audit Committee are outside directors and the Board of Directors has determined that each director is “independent” as this term is defined in the NYSE listing standards. The Audit Committee appointed Messrs. Fox, Porter (Chair), and Smith to a new subcommittee, the Finance Committee, in January 2004. (See “Audit Committee Report” below.) The members of the Audit Committee have expressed their intention to nominate and elect Mr. Fox as Chair commencing July 1, 2004. The Board of Directors as determined that W. Thomas Porter and Richard P. Fox each meet the definition of an “audit committee financial expert” under the SEC rules.

Finance Committee. The Finance Committee is a subcommittee of the Audit Committee, which was formed in January 2004 to monitor the present and future capital requirements of Shurgard and to review and provide guidance to the Board of Directors and management concerning Shurgard’s major financial and investment policies, including adjustments to capital structure, international and domestic monetary and currency issues, hedging policies, insurance and risk management, strategic investments, and tax planning. All three members of the Finance Committee are non-employee directors and the Board of Directors has determined that each director is “independent” as this term is defined in the NYSE listing standards.

Compensation Committee. The Compensation Committee charter sets forth that Committee’s responsibilities, which include, without limitation, the following: (i) to develop Shurgard’s executive compensation philosophy and annually review and approve policies regarding executive compensation programs and practices, (ii) to review significant employee benefits programs and recommend and administer executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans, director compensation programs, and any other cash or stock incentive programs, (iii) to annually review executive stock ownership and monitor progress toward meeting ownership guidelines, (iv) to produce the annual Compensation Committee report for inclusion in the proxy statement, (v) to review and approve corporate goals and objectives relative to CEO performance and compensation, (vi) to discharge the responsibilities of the Board relating to selection and development of Shurgard’s senior management, and (vii) to evaluate and approve Shurgard’s long-term succession planning. For 2003, the members of the Compensation Committee were Messrs. Johnson (Chair), Behar, Hutchinson, and Smith, all of whom are (or were) outside directors and the Board of Directors has determined that each director was “independent” under the NYSE listing standards. The Compensation Committee met six times in 2003. (See “Report of Compensation Committee on Executive Compensation” below.) Mr. Behar was elected Chair of the Compensation Committee in December 2003 for a term commencing in January 2004.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee charter directs this Committee to make recommendations to the Board of Directors regarding: (i) the size and composition of the Board of Directors, (ii) nominees for director positions, (iii) structure and members of that Committee, (iv) the organization of Shurgard and oversight of the evaluation of the Board and management, and (v) development of procedures for and compliance by Shurgard with statutory and NYSE standards for corporate governance, and performs such other duties as may be assigned by the Board. Under Washington law and our bylaws, any shareholder of record entitled to vote for the election of directors at the annual meeting has the right to nominate a director. This Committee considers nominees for director recommended by shareholders in accordance with the procedures governing such nominations set forth in our bylaws, which are described more fully under “Shareholder Proposals”. The Committee maintains a list of director candidates to consider and propose to the Board of Directors should a vacancy arise. If necessary or desirable in the opinion of the Committee, the Committee will determine appropriate means for seeking additional director candidates, including engagement of any outside consultant to assist the Committee in the identification of director candidates. The Committee’s charter contains a list of director selection criteria to assist the Committee members in identifying candidates. The Committee does not assign specific weights to particular criteria and no particular criterion is applicable to all prospective candidates. Assuming that a shareholder suggesting a nomination follows the procedure outlined under “Shareholder Proposals”, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or by any other persons.

For 2003, the members of the Nominating and Corporate Governance Committee were Mr. Porter (Chair), Ms. Andrews, Mr. Behar and Mr. Johnson, all of whom are outside directors; and the Board of Directors has determined that each director is “independent” under the NYSE listing standards. The Nominating and Corporate Governance Committee met six times in 2003.

Technology Committee. The Technology Committee was formed in May 2003. The Committee’s duties include: (i) review and oversight of Shurgard’s planned investments in technology, (ii) oversight of technology product development, as well as actual expenditures, (iii) review of Shurgard’s overall strategy in developing its technology and its progress in achieving that strategy, and (iv) assessment of the application of information and other advanced technologies to enhance productivity and competitiveness. Ms. Andrews (Chair) and Mr. Porter are members of the Technology Committee. Mr. Hutchinson also served on the Technology Committee during 2003, during which the Technology Committee held one meeting.

European Investment Committee. The European Investment Committee was formed in October 1999. The European Investment Committee is responsible for reviewing the performance of our European operations and providing advice to the Board of Directors with respect to our European expansion and operations strategies. These Committee members also represent Shurgard on the Management Committee of Shurgard Self Storage, S.C.A. (“Shurgard Europe”). In 2003, the members of the European Investment Committee were Messrs. Hutchinson and Barbo. The European Investment Committee held two meetings in 2003. Following the purchase of interests from three former joint venture partners in Shurgard Europe the Board of Directors decided that it would perform the oversight formerly provided by the European Investment Committee, rather than through a separate committee.

In order to effectively oversee the management of the Company, all directors are expected to attend meetings of the Board of Directors, meetings of committees of the Board of Directors of which they are members, and the annual meeting of shareholders. Directors are expected to be prepared for these meetings and to be able to devote the time required. The Board of Directors met seven times in 2003. The non-employee directors met four times in executive session without Shurgard officers present in 2003.

All members of the Board of Directors who served the entire year attended at least 75% of the total number of Board meetings and Committee meetings of which they are members. Currently the Company does not maintain a formal policy regarding attendance at the Annual Meeting. However, absent extenuating circumstances, directors are expected to attend. All members of the Board of Directors during 2003 attended the 2003 Annual Meeting. Shareholders may communicate with the Board of Directors and/or with the non-management directors as a group by sending a letter to the Chair of the Nominating and Corporate Governance Committee c/o the Corporate Secretary at our address. Shareholders may also submit an e-mail to the Board of Directors, c/o the Nominating and Corporate Governance Committee, at bod@shurgard.com. Neither written communications nor e-mails are screened by Shurgard employees.

Director Compensation

The Compensation Committee retains a nationally recognized independent compensation consultant each year to assess the level of compensation of the non-employee directors as compared to their peers on other REIT and similarly sized company boards. In addition, the consultant reports to the Compensation Committee: trends in non-employee director compensation among public companies of similar size in light of general industry practices, Sarbanes-Oxley, compensation philosophy, and best practices. Recommendations were made to the Compensation Committee concerning the amount of cash compensation, the use of stock options and restricted stock grants, and establishment of stock ownership guidelines for non-employee directors. See “Report of Compensation Committee on Executive Compensation” below.

Fees. Directors who are employees of Shurgard are not paid any fees for their services as directors. Non-employee directors were paid an annual retainer in 2003 of $20,000 for serving on the Board of Directors, $1,500 annually for each committee they served on, $1,200 for each committee meeting attended, and $3,000 for each chair appointment, with the exception of the chair of the Audit Committee who received $5,000. In addition, non-employee directors who served on the European Investment Committee received an annual retainer of $20,000 per year for their service on that committee. Upon the recommendation of the outside compensation consultant following a review of market data and other considerations, in January 2004, the Compensation Committee approved an increase in fees for the Chair of the Audit Committee to $10,000 and for the other committee chairs to $4,000. Shurgard reimburses each non-employee director for travel expenses incurred in connection with activities on behalf of Shurgard.

Options and Restricted Stock. On January 30, 2003, the Board granted options for 10,000 shares to Mr. Behar, options for 12,000 shares to Mr. Hutchinson, and options for 6,000 shares each to Messrs. Johnson, Porter and Smith, and Ms. Andrews, exercisable at fair market value on the grant date ($29.15 per share), under the 2000 Long-Term Incentive Plan (“2000 Plan”). These options vest on the day of the Annual Meeting. On January 30, 2003, the Board granted 1,400 shares of restricted stock to Mr. Hutchinson and 700 shares of restricted stock to each of the other non-employee directors, with a market value of $29.15 based on the closing price of the date of grant. The restrictions lapse on the day of the Annual Meeting. On January 29, 2004, the Board granted options for 10,000 shares to Mr. Fox and options for 6,000 shares each to Messrs. Behar, Johnson, Porter and Smith, and Ms. Andrews exercisable at fair market value on the date of grant ($37.50 per share) under the 2000 Plan. These options vest on the day of the 2005 annual meeting of shareholders. On January 29, 2004, the Board granted under the 2000 Plan to each of the directors 700 shares of restricted stock with a market value of $37.50 per share based on the closing price of the date of grant. The restrictions lapse on the day of the 2005 annual meeting of shareholders.

Stock Ownership Guidelines. At its January 2004 meeting, the Compensation Committee adopted stock ownership guidelines for directors. These guidelines require directors to accumulate shares of Shurgard stock equal in value to three times their annual cash retainer over a period of three years.

Code of Ethics. The Board of Directors has adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller and persons performing similar functions. The Code of Ethics is included in our Code of Business Conduct posted on our web site, http://investorrelations.shurgard.com. We intend to satisfy the disclosure requirements under Item 10 of Form 8-K regarding any amendment to or waiver of the Code of Ethics with respect to the covered persons by posting such information on our web site.

PROPOSAL I: ELECTION OF DIRECTORS AND DIRECTOR INFORMATION

The Board of Directors is divided into three classes. Each class is elected for a three-year term and directors in the other classes remain in office until their respective three-year terms expire. Shurgard’s Board of Directors presently consists of eight members with three members in two classes, and two members in one class.

Information About the Directors Nominated for Election

If Elected, Term to Expire in 2005 (Class 2)

Anna Karin “Annika” Andrews (age 33) was appointed to the Board of Directors in August 2002. Ms. Andrews is Vice President, Business Development with Northwest Hospital in Seattle, Washington. Prior to her current position, Ms. Andrews served as Chief Information Officer from 1999 to 2001 and served in various other technology and project management capacities with Northwest Hospital. Ms. Andrews received her B.A. in Economics from Princeton University in 1993.

Ms. Andrews was appointed as a Class 2 director by vote of our Board of Directors in August 2002. Her appointment to the Board of Directors was recommended to the Nominating and Corporate Governance Committee by a non-employee director. In accordance with Washington law, Ms. Andrews is nominated as a Class 2 director for election by Shurgard’s shareholders at the Annual Meeting.

If Elected, Terms to Expire in 2007 (Class 1)

Charles K. Barbo (age 63) has been involved as a principal in the real estate investment industry since 1969. Mr. Barbo is one of the co-founders of Shurgard Incorporated, which was organized in 1972 to provide property management services for self storage facilities and other real estate and commercial ventures. Prior to the merger of our former management company, Shurgard Incorporated, with and into Shurgard in 1995, he served as Chairman of the Board and President of Shurgard Incorporated. On the closing of the merger with Shurgard Incorporated, he was named Chairman of the Board, President, and Chief Executive Officer of Shurgard. Mr. Barbo is a graduate of the Owner/President Management Program of Harvard Business School and has a Bachelor of Arts degree in history from the University of Washington. He is an alumnus of the Young Presidents’ Organization.

Howard P. Behar (age 59) was appointed to the Board of Directors in December 2002 and began his term in January 2003. Mr. Behar has been a director of Starbucks Coffee Company (NASDAQ: SBUX) since January 1996. Mr. Behar served as President of Starbucks Coffee International, Inc. from June 1994 until his retirement in late 1999. He rejoined Starbucks in September 2001 as President, North American Operations and retired from that position in late 2002. Mr. Behar also served as the Executive Vice President, Sales and Operations from February 1993 to June 1994, and held various other senior operations and management positions with that company beginning in 1989. Mr. Behar is a director of Gap, Inc. (NYSE: GPS) (since 2003), where he is a member of the Compensation and Management Development Committee and the Governance, Nominating and Social Responsibility Committee.

Richard P. Fox (age 56) was appointed to the Board of Directors in January 2004. Since October 2001, Mr. Fox has been a Partner in RavenFire LLC, which provides consulting services to entrepreneurs and the financial services industry. From April 2000 to September 2001, he was an officer of CyberSafe, an Information Technology security company, serving as President and Chief Operating Officer. From April 1998 to February 2000, Mr. Fox was Vice President, Chief Financial Officer and a director at Wall Data, an international enterprise software company. Mr. Fox spent 28 years with Ernst & Young, last serving as managing partner of the Seattle office. He has a BBA from Ohio University and is a CPA in Washington State. He also serves on the advisory committee of Northwest Venture Associates, a local venture capital fund, on the Board of Trustees of the Seattle Foundation, on the Board of Visitors of the Fuqua School of Business, Duke University, and on the Board of Directors of Premera Blue Cross, a managed healthcare company; aQuantive (NASDAQ: AQNT), an Internet marketing company; and Flow International (NASDAQ:FLOW), a machine tool manufacturer.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL NOMINEES FOR DIRECTOR.

Information About Directors Whose Terms of Office Continue After the Annual Meeting

Terms to Expire in 2005 (Class 2)

W. Thomas Porter (age 70) has served as a director of Shurgard since his appointment in March 1999. He retired as an Executive Vice President and member of the senior management committee of Seafirst Bank in March 1999, after 15 years in numerous leadership positions with Rainier Bank, Security Pacific Bank, and Seafirst Bank (a unit of Bank of America). Prior to his career in banking, for 15 years he was with Touche Ross & Co. in New York and Seattle and was National Partner for Professional Development and Planning. He also was the National Partner in charge of Executive Financial Counseling. He was a Professor of Management Control at the University of Washington for nine years and for one year at the North Europe Management Institute in Oslo, Norway. Mr. Porter has a Bachelor of Science degree from Rutgers University, a Master of Business Administration degree from the University of Washington, and a Doctor of Philosophy degree from Columbia University. Mr. Porter is an officer of Coldstream Holdings, Inc., a registered investment company.

Raymond A. Johnson (age 62) has served as a director of Shurgard since his appointment in September 1997. He retired from Nordstrom, Inc. (NYSE: JWN) as its Co-Chairman and a member of its Board of Directors in 1996. In June 2002, Mr. Johnson returned to Nordstrom, Inc. to head that company’s catalog and Internet division. He is currently a principal in RAJ LLC, a consulting firm whose primary client is Nordstrom, Inc. Prior to his retirement from Nordstrom, Inc., Mr. Johnson was that company’s Co-President, and held a variety of other executive and managerial positions at Nordstrom, Inc. in Washington and California, dating back to 1969. He attended Western Washington University.

Terms to Expire in 2006 (Class 3)

Harrell L. Beck (age 47) has served as a director of Shurgard since July 1993 and in February 2004 was appointed Executive Vice President and Chief Investment Officer. Prior to the closing of Shurgard’s merger with Shurgard Incorporated, Mr. Beck also served as Shurgard’s President. He was named Senior Vice President of Shurgard upon the closing of the merger with Shurgard Incorporated. He joined Shurgard Incorporated in April 1986 as the Eastern Regional Vice President, in 1990 became its Chief Financial Officer, and, in 1992, its Treasurer, which positions he held until his appointment as Executive Vice President in February 2004. Prior to joining Shurgard Incorporated, Mr. Beck was a manager with Touche Ross & Co., where he was employed for approximately six years, during which time he provided services primarily to clients in the real estate and aerospace industries. Mr. Beck has a Bachelor of Arts degree in Business Administration from Washington State University.

Wendell J. Smith (age 71) has served as a director of Shurgard since March 1994 and as a director of Shurgard’s wholly-owned subsidiary, SSC Property Holdings, Inc., since August 1994. He has previously served on the Western and National Advisory Boards for Federal National Mortgage Association and the Advisory Board of the Center for Real Estate Research at the University of California. He retired in 1991 from the State of California Public Employees Retirement System (“CalPERS”) after 27 years of employment, the last 21 of which he was in charge of all real estate equities and mortgage acquisitions for CalPERS. During those 21 years, CalPERS invested over $8 billion in real estate equity and $13 billion in mortgages. In 1991, Mr. Smith established W.J.S. & Associates, which provides advisory and consulting services for pension funds and pension fund advisors.

PROPOSAL II: TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”) as independent auditors to audit Shurgard’s consolidated financial statements for the fiscal year ending December 31, 2004. PwC was appointed by the Board of Directors in January 2004, following the resignation of

Deloitte & Touche LLP (“Deloitte”) in November 2003. See “Independent Auditors-Change in Independent Public Accountants” below. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PwC, and may retain that firm or another without re-submitting the matter to the Company’s shareholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

Representatives of PwC are expected to be available at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so. The Board of Directors has adopted a policy that will allow the shareholders to ratify the Audit Committee’s selection of auditors at the Annual Meeting every year beginning in 2004. Representatives of Deloitte are not expected to attend the Annual Meeting and thus will not be available to respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS SHURGARD’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2004.

PROPOSAL III: TO APPROVE SHURGARD’S 2004 LONG-TERM INCENTIVE PLAN

Subject to shareholder approval, the Board of Directors has adopted Shurgard’s 2004 Long-Term Incentive Plan (the “2004 Plan”). The 2004 Plan is the successor to the Company’s existing 2000 Plan. As of June 3, 2004 there were 538,002 shares available for issuance under the 2000 Plan. We intend to use up the remaining shares in the 2000 Plan prior to making any grants from the 2004 Plan should it be approved. For more information on Shurgard’s previous compensation plans, see “Equity Compensation Plan Information” below.

The Compensation Committee and the Board of Directors have adopted a new approach to Shurgard’s stock compensation philosophy, which will be implemented in administering the 2004 Plan. Under this new approach:

•	The lapse of restrictions on restricted stock grants to the five most highly compensated executive officers will be subject to the attainment of certain performance criteria.

•	The amount of stock compensation awarded to the five most highly compensated executive officers will be based upon individual and company performance targets.

•	The minimum vesting period for full vesting of stock options granted under the 2004 Plan will be four years rather than the three years used in the past by Shurgard.

•	All stock options granted under the 2004 Plan will have an exercise price equal to at least 100% of the fair market value to the Common Stock on the date of grant.

The Compensation Committee’s implementation of the 2004 Plan will reflect the strength of our governance practices, including:

•	The 2004 Plan prohibits option repricings and reload of stock options.

•	The Compensation Committee has adopted stock ownership guidelines for executive officers which require them to maintain a certain ownership level of Shurgard stock before they can sell restricted stock or sell stock obtained through the exercise of stock options.

•	The Compensation Committee intends to closely monitor the “run rate” of awards under the 2004 Plan to reduce Shurgard’s stock usage rate for management compensation.

•	The 2004 Plan limits the number of shares of Common Stock that may be issued pursuant to awards other than stock options to not more than an aggregate of 750,000 shares.

•	The 2004 Plan will be administered by the Compensation Committee, which is composed entirely of independent directors, with sole discretion to engage independent compensation consultants.

A copy of the 2004 Plan is attached to this Proxy Statement as Appendix A. The following description of the 2004 Plan is a summary and does not purport to be fully descriptive. Please refer to Appendix A for more detailed information about the 2004 Plan.

Summary of Terms

Purpose. The purpose of the 2004 Plan is to enhance the long-term profitability and shareholder value of the Company by offering incentives and rewards to those employees, officers, directors, consultants and agents of the Company and its subsidiaries who are key to the Company’s growth and success, and to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company.

Types of Awards. The 2004 Plan provides for grants of stock options, stock awards (including restricted stock awards), performance awards, stock unit awards (including restricted stock units), and dividend equivalent rights. Awards may be made singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, or as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company or in substitution for, or by the assumption of, awards issued under plans of an acquired entity. The plan administrator may permit or require the deferral of award payments.

Stock Subject to the 2004 Plan. Subject to adjustment in the event of stock splits, stock dividends and similar events, a maximum of 3,500,000 shares of Common Stock are authorized for issuance under the 2004 Plan. Subject to such adjustment, no more than 750,000 shares may be issued under the 2004 Plan pursuant to grants of awards other than stock options. Any shares of Common Stock that have been made subject to an award that is cancelled or forfeited (other than by reason of exercise or payment of the award to the extent it is exercised for, or settled in, vested and nonforfeitable shares) will be available for issuance in connection with future grants of awards under the 2004 Plan. Only shares of Common Stock issued by the Company net of shares of Common Stock tendered or withheld in connection with payment of the exercise price of an award or the satisfaction of withholding tax liabilities will be counted for purposes of determining the number of shares available for issuance under the 2004 Plan. Shares of Common Stock that are subject to tandem awards will be counted only once.

Eligibility to Receive Awards. Awards may be granted under the 2004 Plan to those officers, directors and employees of the Company and its subsidiaries that the plan administrator from time to time selects. Awards may also be made to consultants and agents who provide services to the Company and its subsidiaries. As of June 3, 2004, approximately 1,700 employees, officers, directors, consultants and agents of the Company and its subsidiaries were eligible to receive awards under the 2004 Plan.

Terms and Conditions of Stock Option Grants. Options granted under the 2004 Plan may be “incentive stock options” (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code)) or “nonqualified stock options.” The exercise price for each option granted under the 2004 Plan will be determined by the plan administrator, but will not be less than 100% of the Common Stock’s fair market value on the date of grant. For purposes of the 2004 Plan, “fair market value” means the closing price for the Common Stock as reported in The Wall Street Journal for the NYSE—Composite Transactions for a single trading day.

The exercise price for shares purchased under options must be paid in cash, except that the plan administrator may authorize payment in cash or check, already owned Common Stock, a full-recourse promissory note (to the extent permitted by law), delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price, or such other consideration as the plan administrator may specify. Options granted under the 2004 Plan may not contain a “reload” feature automatically entitling the holder to receive an additional option upon exercise of the original option.

The option term will be fixed by the plan administrator but may not be more than ten years. If not so fixed, the term of the option will be ten years. Each option will be exercisable pursuant to a vesting schedule determined by the plan administrator, but the period for full vesting may not be less than four years, with such interim vesting as may be determined by the plan administrator. The plan administrator will also determine the circumstances under which an option will be exercisable in the event the optionee ceases to provide services to the Company or one of its subsidiaries. If not so established, the portion of an option that is vested and exercisable on the date of termination of services will be exercisable for three years after termination of services as a result of retirement, early retirement at the Company’s request, disability or death, and for three months after all other terminations, but in no event may an option be exercised after the expiration of its term. If an optionee dies after termination of services but while an option is still exercisable, the portion of the option that is vested and exercisable on the date of termination of services may be exercised until the later of (a) the first anniversary of the date of death and (b) the post-termination exercise period otherwise applicable, but in no event may the option be exercised after expiration of its term. An option will not be exercisable if the optionee’s services are terminated for cause, as defined in the 2004 Plan.

Incentive stock options will be subject to certain other limitations prescribed by the Code and set forth in the 2004 Plan.

Stock Awards. The plan administrator is authorized to make awards of Common Stock to participants on such terms and conditions and subject to such restrictions, if any (whether based on periods of continuous service with the Company or a subsidiary or on performance goals), as the plan administrator may determine. Unless otherwise determined by the plan administrator, if restrictions are based solely on continued service with the Company or a subsidiary, the period of restriction will be no less than four years in the aggregate, with such interim vesting as may be determined by the plan administrator. All stock awards with respect to which any terms, conditions or restrictions have not been satisfied will be forfeited by the participant and reacquired by the Company without consideration upon a participant’s termination of services, unless otherwise determined by the plan administrator.

Performance Awards. Performance awards may be denominated in cash, shares of Common Stock, or any combination thereof. The plan administrator is authorized to determine the nature, length, and starting date of the performance period for each performance award and the performance objectives to be used in valuing performance awards and determining the extent to which such performance awards have been earned. Performance objectives and other terms may vary from participant to participant and between groups of participants. The plan administrator will determine for each performance award the range of dollar values or number of shares of Common Stock, or a combination thereof, to be received by the holder at the end of the performance period if and to the extent that the relevant measures of performance for the performance awards are met. The earned portion of a performance award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the plan administrator. Payment of performance awards will be made in cash, whole shares of Common Stock (which may, but need not be, restricted stock), options or any combination thereof.

The plan administrator will determine the circumstances under which a performance award will be payable if a holder ceases to provide services to the Company or a subsidiary. If not so established, a pro rata payment will be made at the end of the performance period if the termination of services is a result of retirement, early retirement at the Company’s request, disability or death. The plan administrator may provide for an earlier payment in settlement of a performance award discounted at a reasonable interest rate and otherwise in such amount and under such terms and conditions as the plan administrator may deem appropriate. A termination of services for any other reason will result in forfeiture of the performance award unless otherwise determined by the plan administrator.

Stock Unit Awards. Other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property may be granted under the

2004 Plan. Subject to the provisions of the 2004 Plan, the plan administrator has sole authority to determine the individuals to whom and the time or times at which stock unit awards will be made, the number of shares of Common Stock, if any, to be granted pursuant to such awards and all other terms and conditions of such awards, except that, with respect to stock unit awards that vest solely on a participant’s continued employment or service with the Company, except as otherwise provided by the plan administrator, such awards will have a vesting period of no less than four years in the aggregate, with such interim vesting as may be determined by the plan administrator.

Dividend Equivalent Rights. The plan administrator is authorized to make awards of dividend equivalent rights and may establish such rules and procedures governing the crediting of dividend equivalent rights, including the timing, form of payment and payment contingencies, as it deems appropriate or necessary.

Transferability. Except as otherwise determined by the plan administrator, no award granted under the 2004 Plan may be assigned or otherwise transferred by the holder other than by will or the laws of descent and distribution and, during the holder’s lifetime, awards may be exercised only by the holder.

Adjustment of Shares. In the event of any changes in the outstanding stock of the Company by reason of stock dividends, stock splits, and similar events, the plan administrator, in its sole discretion, will make any equitable adjustments it deems appropriate in (a) the maximum number and kind of securities that may be issued pursuant to the 2004 Plan, (b) the maximum number and kind of securities that may be issued under the 2004 Plan pursuant to awards other than stock options, (c) the maximum number and kind of securities with respect to which awards intended to qualify as performance-based awards under Section 162(m) of the Code may be granted in any one fiscal year to any participant, and (d) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

Corporate Transaction. Except as otherwise provided by the plan administrator, in the event of certain mergers or consolidations or a sale of substantially all the assets or a liquidation of the Company, each option or stock award that is at the time outstanding will automatically accelerate so that each such award will, immediately prior to such corporate transaction, become 100% vested, except that such award will not so accelerate if, and to the extent, (a) such award is, in connection with the corporate transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable award for the purchase of shares of the capital stock of the successor corporation or its parent corporation, or (b) such award is to be replaced with a cash incentive program of the successor corporation that preserves the spread existing at the time of the corporate transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such award. Any such awards that are assumed or replaced in the corporate transaction and do not otherwise accelerate at that time will be accelerated in the event the holder’s employment or services should subsequently terminate within two years following such corporate transaction, unless such employment or services are terminated by the successor corporation or its parent corporation for cause or by the holder voluntarily without good reason (as such terms are defined in the 2004 Plan).

Further Adjustment of Awards. The plan administrator has the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the plan administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to holders, with respect to awards. Such authorized action may include, without limitation, establishing, amending or waiving the type, terms, conditions, or duration of, or restrictions on, awards so as to provide for earlier, later, extended, or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the plan administrator may take such action with respect to all holders, to certain categories of holders or only to individual holders. The plan administrator may take such action before or after granting awards to which the action relates and before or after any public announcement with respect to the transaction that is the reason for such action.

Performance-Based Compensation Under Section 162(m) of the Code. The plan administrator may determine that awards of stock options, restricted stock awards, performance awards, and stock unit awards (including restricted stock units) under the 2004 Plan will be made subject to the attainment of performance goals for purposes of qualifying the awards under Section 162(m) of the Code. Such performance goals will be based on the attainment of specified levels or one or any combination of the following business criteria of Shurgard or any relevant subsidiary or business unit, including but not limited to: profits, profit growth, profit-related return ratios, cash flow, total return to shareholders, funds from operations, customer service, employee satisfaction or performance against budget, and comparisons with competitor companies or groups and with stock market indices. The plan administrator may adjust downwards, but not upwards, the amount payable pursuant to such awards and may not waive the achievement of the applicable performance goals except in the case of the death or disability of the participant.

The maximum amount of shares of Common Stock subject to stock options, stock awards (including restricted stock awards), performance awards or stock units awards (including restricted stock units) intended to qualify as performance-based awards under Section 162(m) of the Code that may be granted to any individual under the 2004 Plan during any calendar year period is 750,000 shares. The individual maximum dollar value payable with respect to performance awards or stock unit awards that are valued with reference to property other than shares of Common Stock to any individual under the 2004 Plan during any calendar-year period is limited to $1,000,000.

Administration. The 2004 Plan will be administered by the Compensation Committee except to the extent the Board of Directors appoints another committee or committees consisting of one or more members of the Board of Directors. The Board of Directors may delegate the responsibility for administering the 2004 Plan with respect to designated classes of eligible participants to different committees subject to such limitations as the Board of Directors deems appropriate.

Amendment, Termination and Term. The Board of Directors may terminate, modify, or amend the 2004 Plan, subject to shareholder approval in certain instances, as set forth in the 2004 Plan. The plan administrator may amend the terms of any award outstanding under the 2004 Plan, prospectively or retroactively. The amendment or termination of the 2004 Plan or the amendment of an outstanding award under the 2004 Plan may not impair or diminish a holder’s rights or obligations under any award granted under the plan. Outstanding options may not be amended to reduce the exercise price nor may they be cancelled or amended for the purpose of repricing, replacing or regranting such options with a lower exercise price (as adjusted for stock splits, stock dividends and similar events). The 2004 Plan does not have a fixed expiration date, but no incentive stock options may be granted more than ten years after the later of the plan’s adoption by the Board of Directors or the adoption of any amendment to the plan that constitutes a new plan for purposes of Section 422 of the Code.

Other Information. A new plan benefits table, as described in the federal proxy rules, is not provided because all awards made under the 2004 Plan will be discretionary. The closing price of a share of Common Stock on June 3, 2004, as reported in The Wall Street Journal for the NYSE—Composite Transactions, was $37.50.

U.S. Federal Income Tax Consequences

The following briefly describes the U.S. federal income tax consequences of the 2004 Plan generally applicable to the Company and to participants who are U.S. citizens.

Stock Options

Nonqualified Stock Options. A participant will not recognize taxable income upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options. A participant will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after his or her employment ends (12 months in the case of disability), the participant will not recognize taxable income at the time of exercise (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a non-qualified stock option). If a participant sells or exchanges the shares after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price. If a participant disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the sale of the shares over the option exercise price). Additionally, the participant will have long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received upon disposition of the shares and the option exercise price increased by the amount of ordinary income, if any, the participant recognized. With respect to both non-qualified stock options and incentive stock options, special rules apply if a participant uses shares already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Stock Awards. Upon receipt of a stock award that is not subject to restrictions, a participant generally will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid to the Company by the participant for the shares. Upon receipt of a restricted stock award, a participant generally will recognize taxable ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid to the Company by the participant for the shares. However, no later than 30 days after a participant receives the restricted stock award, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid to the Company by the participant for the shares plus the amount of taxable ordinary income recognized by the participant at the time of grant, for purposes of a stock award that is not subject to restrictions and either at the time the restrictions lapsed or at the time of election, if an election was made by the participant, for purposes of a restricted stock award. If the participant forfeits the shares subject to a restricted stock award to the Company (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of the election. Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Performance Awards and Stock Unit Awards. A participant will not recognize taxable income upon the grant of a performance award. Upon the distribution of cash, shares or other property to a participant pursuant to the terms of a performance award, the participant will recognize taxable ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid to the Company by the participant with respect to the award. The tax consequences of stock unit awards will depend upon the specific terms of each award.

Tax Consequences to the Company. In the foregoing cases, the Company generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to the limitations imposed under Section 162(m) of the Code.

Tax Withholding. The Company may require a participant to pay to the Company the amount of any income, employment or other taxes that the Company is required to withhold with respect to the grant, vesting, exercise, payment, or settlement of any award granted under the 2004 Plan. The plan administrator may, in its discretion and subject to the 2004 Plan and applicable law, permit the participant to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock (up to the minimum required federal tax withholding rate), or by transferring shares of Common stock already owned by the participant and held by the participant for the period necessary to avoid a charge to the Company’s earnings for financial accounting purposes. The Company is authorized to withhold from any award granted under the 2004 Plan or from any cash amounts otherwise due or to become due from the Company to the participant. The Company may also deduct from any award any other amounts due from the participant to the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL

OF SHURGARD’S 2004 LONG-TERM INCENTIVE PLAN

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information, as of December 31, 2003, regarding outstanding options and shares available for issuance under the Company’s existing equity compensation plans:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)		WEIGHTED- AVEREAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)
Equity compensation plans approved by security holders	2,871,794	(1)	$28.25		792,238	(2)
Equity compensation plans not approved by security holders	0	(3)	0	(3)	0

Total	2,871,794		$28.25		792,238

(1)	Represents options outstanding under the 1993 Stock Option Plan, the 1995 Long-Term Incentive Plan, the 2000 Long-Term Incentive Plan, and the Amended and Restated Stock Incentive Plan for Nonemployee Directors.
(2)	Represents shares remaining available for future issuance of the 2000 Long-Term Incentive Plan (537,110), and the 1996 Employee Stock Purchase Plan (255,128). If the 2004 Long-Term Incentive Plan is not approved by shareholders at the Annual Meeting, Shurgard will continue to make awards under the 2000 Long-Term Incentive Plan. The 2000 Long-Term Incentive Plan provides for the grant of restricted stock, performance awards, other stock-based awards (such as restricted stock units) and dividend equivalent rights, in addition to stock options.
(3)	Does not include options for the purchase of 15,500 shares of the Common Stock outstanding as of December 31, 2003 that were assumed in connection with Shurgard’s acquisition of Shurgard Incorporated. The assumed options have a weighted-average exercise price of $21.55 per share. In the event that any assumed option is not exercised, no further option to purchase shares of Common Stock will be issued in place of such unexercised option.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Shurgard’s officers and directors, and persons who own more than 10% of a registered class of Shurgard’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish Shurgard with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it or on written representations from certain reporting persons required for those persons, Shurgard believes that during the 2003 fiscal year all filing requirements applicable to its officers and directors were substantially complied with by such persons, with the exception of one late Form 4 filing for Mr. Grant, which was filed late due to a clerical error.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 3, 2004, certain information with respect to the beneficial ownership of Common Stock by each director, our five most highly compensated executive officers, including our Chief Executive Officer, and our directors and executive officers as a group. It also sets forth, as of the dates noted, certain information with respect to shareholders who beneficially own more than 5% of the shares of our Common Stock. Based on such information furnished by such owners, and except as otherwise noted, Shurgard believes that the beneficial owners of the shares of Common Stock listed below have sole voting and investment power with respect to such Common Stock.

NAME AND ADDRESS OF BENEFICIAL OWNER	TITLE OF CLASS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS
Charles K. Barbo 1155 Valley Street, Suite 400 Seattle, WA 98109	Class A Common Stock	1,921,837	(1)	4%
Morgan Stanley 1585 Broadway New York, NY 10036	Class A Common Stock	3,208,659	(2)	7%
David K. Grant	Class A Common Stock	161,686	(3)	*
Harrell L. Beck	Class A Common Stock	370,878	(4)	*
Steven K. Tyler	Class A Common Stock	99,132	(5)	*
Christine M. McKay	Class A Common Stock	94,556	(6)	*
Anna K. Andrews	Class A Common Stock	21,567	(7)	*
Howard P. Behar	Class A Common Stock	12,800	(8)	*
Richard P. Fox	Class A Common Stock	700	(9)	*
Raymond A. Johnson	Class A Common Stock	42,400	(10)	*
W. Thomas Porter	Class A Common Stock	42,536	(11)	*
Wendell J. Smith	Class A Common Stock	48,677	(12)	*
All directors and executive officers as a group (11 persons)	Class A Common Stock	2,817,769	(13)	6%

*	Less than 1%.
(1)	Includes 704,918 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days, 9,870 shares held for Mr. Barbo’s individual account under the Employee Stock Ownership portion of Shurgard’s Employee Retirement Savings Plan and Trust (the “ESOP”), 2,000 shares held by trusts of which Mr. Barbo is a trustee, and 410 shares owned by a corporation controlled by Mr. Barbo.
(2)	All information with respect to Morgan Stanley is based solely on Schedule 13G dated February 17, 2004, filed by Morgan Stanley. Morgan Stanley has shared voting power and shared dispositive power over 2,416,809 shares (or approximately 5.27% of the total outstanding shares). Of the 3,208,659 shares, 2,263,650 (4.93% of the total outstanding shares) are owned by accounts managed on a discretionary basis by Morgan Stanley Investment Management Inc., a wholly owned subsidiary of Morgan Stanley that has shared voting power and shared dispositive power.
(3)	Includes 7,552 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days, 200 shares held directly by Mr. Grant’s child, and 7,869 shares held for Mr. Grant’s individual account under the ESOP.
(4)	Includes 323,996 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days and 7,251 shares held for Mr. Beck’s individual account under the ESOP.
(5)	Includes 36,339 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days and 1,393 shares held for Mr. Tyler’s individual account under the ESOP.
(6)	Includes 81,524 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days and 888 shares held for Ms. McKay’s individual account under the ESOP.

(7)	Includes 17,000 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days.
(8)	Includes 10,000 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days.
(9)	Includes no shares issuable on exercise of stock options currently exercisable or exercisable within 60 days.
(10)	Includes 38,500 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days.
(11)	Includes 32,000 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days.
(12)	Includes 500 shares held in a family trust, and 40,760 shares in that trust which are issuable on exercise of stock options currently exercisable or exercisable within 60 days.
(13)	Includes an aggregate of 1,286,037 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days.

EXECUTIVE COMPENSATION

Compensation of Executives

The following table sets forth the compensation for services rendered during the fiscal years ended December 31, 2003, 2002, and 2001, by Mr. Barbo, our Chief Executive Officer, and for the four other most highly compensated executive officers of Shurgard at the end of 2003.

Summary Compensation Table

		ANNUAL COMPENSATION		LONG-TERM COMPENSATION AWARDS
NAME AND PRINCIPAL POSITION	YEAR	SALARY($)	BONUS($)(1)	RESTRICTED STOCK AWARDS($)(2)		SHARES UNDERLYING OPTIONS/ STOCK OPTION AWARDS(#)	ALL OTHER COMPENSATION ($)
Charles K. Barbo Chairman and Chief Executive Officer	2003 2002 2001	350,000 300,000 300,000	136,140 -0- 55,500	382,279 365,760 389,418	(3)	76,091 104,477 89,376	4,590 4,000 3,400	(8)

David K. Grant President and Chief Financial Officer	2003 2002 2001	325,000 300,000 300,000	98,250 75,000 90,000	2,467,086 -0- -0-	(4)	77,228 -0- -0-	38,196 22,171 20,141	(9)

Harrell L. Beck Director, Executive Vice President and Chief Investment Officer	2003 2002 2001	220,000 200,000 190,000	86,300 38,500 104,825	143,594 135,871 121,708	(5)	28,586 38,806 35,350	53,444 25,345 22,545	(10)

Steven K. Tyler Senior Vice President, Operations	2003 2002 2001	235,000 200,000 190,000	93,300 38,850 58,854	120,132 120,196 97,354	(6)	23,910 34,328 22,344	12,465 12,328 11,851	(11)

Christine M. McKay Senior Vice President, Secretary and General Counsel	2003 2002 2001	175,000 165,000 150,000	62,595 34,650 46,375	112,800 83,610 73,031	(7)	20,000 23,881 19,861	12,750 10,544 10,279	(12)

(1)	Represents bonus awards earned during 2003 pursuant to the terms of incentive compensation, discretionary bonus and profit-sharing arrangements.
(2)

The listed dollar values of restricted shares shown in the table for the 2003 grants are based on the per share closing price of the Common Stock on the date of grant (December 17, 2003) of $37.60, except with respect to Mr. Grant, who also received a grant of 2,090 shares on July 24, 2003, on which date the per share closing price of the Common Stock was $33.30. The listed dollar values of restricted shares shown in the table for the 2002 grants are based on the per share closing price of the Common Stock on the date of grant (December 11, 2002) of $31.35. The listed dollar values of restricted shares shown in the table for the 2001 grants are based on the per share closing price of the Common Stock on the date of grant (December 12, 2001) of $30.75. For more information on the restricted shares, see “Long-Term Incentives” below.

(3)	As of December 31, 2003, Mr. Barbo held 50,498 restricted shares with an aggregate 2003 fiscal year end value of $1,901,250 based on the per share closing price of the Common Stock on that date of $37.65.
(4)	As of December 31, 2003, Mr. Grant held 65,853 restricted shares with an aggregate 2003 fiscal year end value of $2,479,365 based on the per share closing price of the Common Stock on that date of $37.65.
(5)	As of December 31, 2003, Mr. Beck held 17,111 restricted shares with an aggregate 2003 fiscal year end value of $644,229 based on the per share closing price of the Common Stock on that date of $37.65.
(6)	As of December 31, 2003, Mr. Tyler held 14,195 restricted shares with an aggregate 2003 fiscal year end value of $534,442 based on the per share closing price of the Common Stock on that date of $37.65.
(7)	As of December 31, 2003, Ms. McKay held 11,042 restricted shares with an aggregate 2003 fiscal year end value of $415,731 based on the per share closing price of the Common Stock on that date of $37.65.
(8)	Represents $4,590 contributed by Shurgard under the ESOP.
(9)	Represents $4,590 contributed by Shurgard under the ESOP, $3,583 of employer-matching contributions made by Shurgard under its Employee Retirement Savings 401(k) Plan (the “401(k) Plan”), and a payment of $30,023 relating to interests in cash distributions from certain partnerships.
(10)	Represents $4,590 contributed by Shurgard under the ESOP, $3,580 of employer-matching contributions made by Shurgard under the 401(k) Plan, $7,354 of payments toward annual insurance premiums for an executive disability plan, and a payment of $37,920 relating to interests in cash distributions from certain partnerships.
(11)	Represents $4,590 contributed by Shurgard under the ESOP, $3,006 of employer-matching contributions made by Shurgard under the 401(k) Plan, and $4,869 of payments toward annual insurance premiums for an executive disability plan.
(12)	Represents $4,590 contributed by Shurgard under the ESOP, $3,998 of employer-matching contributions made by Shurgard under the 401(k) Plan, and $4,162 of payments toward annual insurance premiums for an executive disability plan.

Option Grants

The following table sets forth certain information regarding options to purchase shares of Common Stock granted to Shurgard’s executive officers for whom compensation information is reported in this Proxy Statement during the fiscal year ended December 31, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

NAME	NUMBER OF SHARES UNDERLYING OPTIONS GRANTED(1)	PERCENT OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN FISCAL YEAR(2)		EXERCISE PRICE ($/SHARE)(3)	EXPIRATION DATE	GRANT DATE PRESENT VALUE ($)(4)
Charles K. Barbo	76,091	17%		37.60	12/17/13	254,745
David K. Grant	22,654 54,574	5.1 12.2	% %	33.30 37.60	7/24/13 12/17/13	59,154 182,708
Harrell L. Beck	28,586	6.4%		37.60	12/17/13	95,703
Steven K. Tyler	23,910	5.4%		37.60	12/17/13	80,048
Christine M. McKay	20,000	4.5%		37.60	12/17/13	66,958

(1)	Unless otherwise noted, the options vest in annual installments of 33.33% commencing on the first anniversary of the date of grant. In the event of certain business combinations, the vesting of outstanding options will be accelerated. All grants were made under the 2000 Plan, as amended. (See “Long-Term Incentives” below.)

(2)	Based on options to purchase a total of 446,350 shares of Common Stock granted to employees during fiscal year 2003.
(3)	Exercise price is equal to the fair market value of the Common Stock on the date of grant.
(4)	The fair value of options granted during 2003 was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used: dividend yield of 7.97%; expected volatility of 23%; risk free interest rate of 2.94%; and expected life of 5.6. The weighted-average fair value of options at date of grant was $3.12 for options granted in 2003. Shurgard does not necessarily advocate or agree that the Black-Scholes method can properly determine the value of a stock option.

Option Exercises in Last Fiscal Year and Year-End Option Values

The following table sets forth certain information regarding options exercised during the last fiscal year and the value of unexercised options held as of December 31, 2003 for each of Shurgard’s executive officers for whom compensation information is reported in this proxy statement.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND YEAR-END OPTION VALUES

	SHARES ACQUIRED ON EXERCISE	VALUE REALIZED($) (1)		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT FISCAL YEAR-END (#)		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT FISCAL YEAR-END ($)(2)
Name				Exercisable	Unexercisable	Exercisable	Unexercisable
Charles K. Barbo	40,000	$418,200		704,918	175,534	$8,382,719	$713,227
David K. Grant	13,740	$209,579	(1)	0	77,228	0	101,274
Harrell L. Beck	0	N/A		323,996	58,713	4,157,394	223,875
Steven K. Tyler	93,112	$883,329		41,339	54,243	422,501	213,026
Christine M. McKay	0	N/A		81,524	42,540	1,054,180	161,431

(1)	The value realized is the difference between the fair market value (closing price of the Common Stock) of the underlying Common Stock at the time of exercise and the exercise price, except that for Mr. Grant, the amount also includes dividend equivalents of $14.54 per share paid to Mr. Grant on exercise of the option to purchase 2,740 shares.
(2)	This amount is the aggregate number of outstanding options with exercise prices below $37.65 (per share closing price of Common Stock on December 31, 2003), multiplied by the difference between $37.65 and the exercise price of those options. There is no guarantee that, if and when these options are exercised, they will have this value.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Shurgard’s compensation system is structured to attract and retain executives who are entrepreneurial and agree to be compensated, in significant part, by creating value for shareholders. The Compensation Committee, which is composed of non-employee directors, all of whom are independent under NYSE listing standards, reviews and approves all compensation actions for our Chief Executive Officer and approximately the top 15 executives of Shurgard. The Committee also reviews and recommends the compensation arrangements for the Board of Directors, including compensation for committee membership and attendance at meetings. The Committee evaluates and establishes Shurgard’s compensation strategy annually, including the apportionment of pay between fixed compensation elements and incentive compensation, and the design of incentive compensation programs. Pursuant to the Committee’s sole discretion to retain and terminate compensation consultants, the Committee, from time to time, engages a consultant to conduct comprehensive analyses of Shurgard’s programs for executives and non-employee directors, including assessments based on competitive practices. This information was provided in December 2002, updated in December 2003, and most recently, a survey of competitive compensation practices for non-employee directors was presented to the Committee in January 2004. Mr. Fox joined the Committee in January 2004 and participated in the review and approval of discretionary bonus compensation for executive officers earned in 2003.

The objectives of Shurgard’s executive compensation program are to:

•	Align the financial interests of the Company’s executives with those of its shareholders, both in the short and long term;

•	Provide incentives for achieving and exceeding the Company’s short-term and long-term goals; and

•	Retain and attract highly competent executives by providing total compensation that is competitive with compensation at other well-managed companies in the self storage and REIT industries.

The Committee compares total compensation levels with a 15-company REIT peer group, including companies with which Shurgard competes for attraction and retention of executives. In addition the Committee looks at the compensation practices for a group of similarly sized non-REIT companies. Shurgard’s compensation policies are designed to deliver fixed compensation elements, including salary, incentive compensation, benefits, and perquisites, at or around the fiftieth (50th) percentile of the peer group. The Committee also uses enterprise-wide performance measures, such as net operating income (“NOI”) or funds from operations (“FFO”), a common metric used in comparing REIT performance, in reviewing and establishing compensation levels for the coming year. For detailed definitions of NOI and FFO please refer to Shurgard’s Annual Report on Form 10-K filed on May 17, 2004.

There are three major components of Shurgard’s compensation program: salary, bonus, and long-term incentives:

Salary. The Committee reviews and sets individual salaries for senior executives annually. In determining individual salaries, the Committee considers the scope of job responsibilities, individual contributions, business performance, labor market conditions, the Company’s salary budget guidelines, and current compensation as compared to market practice.

Bonus. Shurgard’s bonus program is based on both Company and individual performance goals. These goals and objectives may include financial metrics such as FFO growth, same store NOI growth, special goals for achievement of new initiatives, performance as compared to peer companies, or other measures of financial or strategic achievement at the individual, department or total Company level. At the beginning of each year, a target annual incentive amount is set for each participating executive as part of an annual bonus program approved by the Board, which sets specific financial performance measures for the Company as a whole and separately for various departments. At the end of the year, actual results are compared with each performance goal and incentive awards are calculated. By the terms of the bonus plan, extraordinary events such as major restructuring and accounting changes are excluded. If maximum performance goals are achieved or exceeded the maximum bonus is approximately 200% of the target bonus.

In fiscal 2003, the objective financial performance measure selected by the Committee for the Company performance component of the target bonus was NOI growth. For senior executives, these measures determined 50% of each executive’s annual incentive, with the exception of the CEO, for whom this component was 60%. Individual performance goals, which determined 50% of each executive’s incentive, were based upon the executive’s performance in fulfilling job responsibilities, achieving specific individual goals such as adhering to their department’s budgets, and contributing to the Company’s success. Actual incentive payments could vary from zero to 200% of the target incentive amount based on individual, department, and total Company performance. At the beginning of 2004, results were evaluated for each performance goal set for fiscal 2003. Bonus payments for executive officers for fiscal 2003 ranged from 86.3% to 100% of target amounts with an average of 91%.

Long-Term Incentives. For the past few years, Shurgard has used two long-term incentive programs for its executives, a stock option program and a restricted stock award program. The value intended to be delivered through each program is approximately 50% of total competitive long-term incentive value. In fiscal 2003, Shurgard awarded stock option grants and restricted stock to approximately 18 executives and key employees under the 2000 Plan. Approximately another 70 “middle management” employees received stock option grants in December 2003. Grants and awards are typically made in December of each year except for grants made in connection with new hires and promotions. For 2004, the Compensation Committee has voted to adopt performance standards for restricted stock awards to the five most highly compensated executives. Under this program, a pool of restricted shares will be authorized by the Company each year, with the number of shares adjusted by the Committee based on an overall assessment of Company performance and such other factors as the Committee deems relevant. These factors may include performance against financial goals of the annual business plan, quality of plan execution, the need to retain executives, or other factors. After the total restricted share pool is authorized by the Committee, awards to individuals are based on leadership skills, sustained performance, and business impact. The total value of the restricted share pool, before adjustments by the Committee, is intended to represent 50% of competitive long-term incentive value delivered to the participating executives.

For the annual stock option program, the Committee sets option guidelines based on current competitive practice and scope of responsibility of each level of eligible participants. In determining the number of options awarded to each executive, the Committee considers the guideline for the executive’s position, achievement of individual and company performance targets, sustained contribution to Shurgard, and future leadership potential. The exercise price of stock options is the fair market value on the grant date and options may not be repriced. Options have a 10-year term and become exercisable over the first four years following the grant date.

Additional Awards and Programs. The Committee may grant additional short-term or long-term awards to recognize increased responsibilities or special contributions, to attract new hires to the Company, to retain executives, or to recognize other special circumstances. Shurgard also offers its executives and other employees the opportunity to participate in a 401(k) Plan and Employee Stock Ownership Plan (“ESOP”) known as the Shurgard Employee Retirement Savings Plan and Trust, through which Shurgard may make discretionary matching contributions. The salary deferral component of this plan provides for participants to direct their contributions to one or more of eight mutual fund investment options administered by Fidelity Investments. In addition, Shurgard has an Employee Stock Purchase Plan under which employees may purchase Shurgard common stock through payroll deduction at a discounted share price of not less than 85% of the fair market value on any offering date. Shurgard provides its executive officers and key managers with life and medical insurance, perquisites, and other benefits that are reasonable and competitive with market practices.

Executive Officer Stock Ownership. Commencing in 2004, seven senior executives including the CEO are required to achieve an ownership stake in the Company of at least three times their annual salary in the case of Messrs. Barbo and Grant, and one times their annual salary in the case of the five other individuals. Until the ownership level is achieved, executives must retain at least half of the after-tax value of each equity award (vesting of restricted stock or exercise of options). There are additional limitations on the amount of shares that may be sold by executive officers of the Company in a twelve-month period. Executives may count toward these requirements (i) their personal stock holdings, (ii) non-performance based restricted shares, and (iii) shares which are fully vested in Shurgard’s ESOP. Shares underlying unexercised stock options are not counted in calculating ownership.

Compensation and Evaluation of the CEO. In late 2002, the Committee set Mr. Barbo’s annual salary for 2003 at $350,000, representing an increase of $50,000 in annual salary over 2002, after considering Mr. Barbo’s years of experience in and knowledge of the self storage industry, his leadership in infusing Shurgard with strong corporate values and a common mission, and the continued improvement of operating results from Shurgard’s properties. Mr. Barbo’s bonus earned in fiscal 2003 was $136,140, 90% of his target bonus. This bonus was awarded by the Committee based on its assessment of Mr. Barbo’s performance using a CEO “report card” evaluation process. The evaluation process consisted of the following steps: (i) preparation by Mr. Barbo of a written self evaluation, (ii) information gathered on Shurgard’s financial performance, industry performance, results of any surveys conducted, and published commentary with respect to Shurgard’s performance, (iii) a meeting of the Committee to independently review Mr. Barbo’s self-evaluation and for each member to conduct its own evaluation, and (iv) presentation of the evaluation to Mr. Barbo with a discussion and written feedback. Mr. Barbo’s performance goals and objectives for 2003 included achievement of strategic planning initiatives, financial performance goals as discussed above under “Bonus”, and management of direct reports and communication of vision and business strategy to employees.

Special Award to Mr. Grant. In December 2003, Mr. Grant received a special award to compensate him for his outstanding performance as President of Shurgard Europe and to replace equity and long-term incentive compensation he would have received had he remained President of Shurgard Europe. When Mr. Grant assumed the office of President of Shurgard, he was required to surrender any stock options he had in Shurgard Europe and he sold his shares in E-Parco, an entity in which Shurgard Europe employees participate, to the remaining shareholders, at a value determined based on the prices paid to third party shareholders for their investments in Shurgard Europe. Mr. Grant received 56,472 restricted shares, 38,889 of which will no longer be subject to restrictions in June 2004. The restrictions on the remaining 17,583 shares lapse in equal 25% increments over four years commencing December 2003.

Policy with Respect to Section 162(m) Limitations. Section 162(m) of the Internal Revenue Code limits the tax deduction available to public companies for compensation paid to the CEO and the four other most highly compensated executive officers to $1 million in any taxable year, unless certain performance, disclosure, and shareholder approval requirements are met. The compensation disclosed in this Proxy Statement does not exceed the $1 million limit with the exception of the special award to Mr. Grant. Executive compensation for 2004 is expected to qualify for deductibility. The proposed 2004 Long-Term Incentive Plan is designed to permit the grant of options, performance awards and performance-based restricted stock and restricted stock units that qualify for deductibility under Section 162(m). To the extent there is no adverse effect on this performance-related approach or on Shurgard’s ability to provide competitive compensation, it is the Committee’s policy to minimize executive compensation expense that is non-deductible by Shurgard for tax purposes.

Respectfully submitted,

Compensation Committee

Howard P. Behar, Chair

Richard P. Fox

Raymond A. Johnson

W.J. Smith

Compensation Committee Interlocks and Insider Participation

Shurgard’s Compensation Committee is now, and was for all of 2003, composed entirely of the outside directors named as signatories to the Compensation Committee Report above (and Mr. Hutchinson until his death). Compensation Committee members do not have any professional, familial or financial relationship with the CEO or other executive officers of Shurgard which would require separate disclosure in our SEC filings, other than their directorship.

STOCK PRICE PERFORMANCE

Set forth below are line graphs comparing the cumulative total return on the Common Stock during the period beginning on December 31, 1998, and ending on December 31, 2003, the last day of Shurgard’s 2003 fiscal year, with the cumulative total return on the Standard & Poor’s 500 Index and the Equity REIT Index prepared by NAREIT. The comparison assumes $100 was invested on January 1, 1998 and assumes reinvestment of dividends. The stock price performance shown on the graphs is not necessarily indicative of future price performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Purchase of Institutional Fund Partnership Interests

In April 2003, Shurgard purchased all of the remaining general partnership interests owned by Mr. Barbo and Arthur W. Buerk in Shurgard Partners L.P. II, (“Shurgard Partners II”), the general partner of a limited partnership known as Shurgard Institutional Fund L.P. II (“Fund II”). Fund II was one of two partnerships formed in the late 1980s to develop storage centers which featured investments by public employee pension funds as the original limited partners. Fund II was not consolidated in 1994 with most of the Shurgard sponsored partnerships due to this participation by public employee pension funds. The purchase prices of the general partnership interests in Fund II were based on third party fair market value appraisals of the properties owned by Fund II and were approved unanimously by the non-interested directors of Shurgard. Of the $1.6 million total purchase price, $784,000 was paid to Mr. Barbo. Subsequent to the end of the third quarter, we identified an error in the calculation of the purchase price paid for the partnership interests. This error resulted in an overpayment to the general partners of Shurgard Partners II of $1.4 million. Both Mr. Barbo and Mr. Buerk reimbursed Shurgard for the overpayments.

On July 8, 2003, we loaned €1.9 million (approximately $2,151,940 based on exchange rates as of July 8, 2003, which rates were applied in all the amounts listed below) to E-Parco, a Belgian company which is owned by certain employees of Shurgard Europe. E-Parco has an indirect ownership interest in Shurgard Europe through Recom & Co. SNC (“Recom”), a Belgian company and Shurgard subsidiary. The proceeds of this loan were used by E-Parco to repurchase its shares from Mr. Grant and certain former employees of Shurgard Europe. Mr. Grant received €1.2 million (approximately $1,359,120) for his shares and €0.7 million (approximately $792,820) was paid to the former employees. The purchase price for the E-Parco shares was based on recent third party sales transactions for interests in Shurgard Europe. As partial consideration for the loan, E-Parco granted Shurgard an option to purchase the 377 Recom shares owned by the former Shurgard Europe employees for €4.3 million (approximately $4,870,180) plus forgiveness of the loan including accrued interest. Acquiring E-Parco’s shares would make us the sole shareholder of Recom. The loan is due and the option expires in July 2004.

In April 2004 the Board of Directors of Shurgard approved the exercise of our option to purchase the remaining shares of Recom owned by E-Parco on the terms and conditions described above. The transaction is expected to be completed in July 2004.

Employment Agreements; Change in Control Arrangements

1993 Plan. The 1993 Plan provides that, on the occurrence of certain transactions, including certain mergers and other business combinations involving Shurgard, outstanding options will become fully exercisable. Such options, if not exercised, will terminate on consummation of such transactions. In the alternative, at the discretion of Shurgard and the corporation(s) participating in such transactions, such options may be assumed by the acquiring or surviving corporation.

1995 Plan. In the event of certain mergers or consolidations involving Shurgard, a sale, lease, exchange, or other transfer of all or substantially all of Shurgard’s assets, or a liquidation or dissolution of Shurgard, outstanding options, stock appreciation rights and restricted stock under the 1995 Plan will become fully exercisable, subject to certain exceptions. In addition, the Compensation Committee may take such further action as it deems necessary or advisable, and fair to participants, with respect to outstanding awards under the 1995 Incentive Plan.

2000 Plan. In the event of certain mergers or consolidations or a sale of substantially all the assets or a liquidation of Shurgard, each option, stock appreciation right, or stock award that is at the time outstanding will automatically accelerate so that each such award shall, immediately prior to such corporate transaction, become 100% vested, except that such award will not so accelerate if, and to the extent, (a) such award is, in connection with the corporate transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable award for the purchase of shares of the capital stock of the successor corporation or its parent corporation, or (b) such award is to be replaced with a cash incentive program of the successor corporation that preserves the spread existing at the time of the corporate transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such award. Any such awards that are assumed or replaced in the corporate transaction and do not otherwise accelerate at that time shall be accelerated in the event the holder’s employment or services should subsequently terminate within two years following such corporate transaction, unless such employment or services are terminated by Shurgard for cause or by the holder voluntarily without good reason.

Business Combination Agreements. Shurgard has entered into an agreement with each of its executive officers that provides for payments in the event that the employee’s employment is terminated by Shurgard other than for cause, or by the employee for good reason, within two years after certain business combination transactions, including, but not limited to, changes of control. The agreements provide for the continuation of benefits and continued employment or pay for two and one-half years of annual salary and average bonus, and, in the event of certain taxation of payments made under these agreements, additional payments necessary for the officers to receive the benefits contemplated by the agreements.

Service Agreement. For the first half of 2003, until his assumption of the office of President of Shurgard, the terms of employment between Mr. Grant and Shurgard Europe were covered by a Service Agreement in lieu of the standard business combination agreement. Mr. Grant’s salary and benefits were paid by Shurgard and reimbursed by Shurgard Europe. Under the Service Agreement, Mr. Grant was entitled to certain payments including a maximum of two and one-half years of annual salary and average bonus as well as benefits from Shurgard in the event that Shurgard had not offered him a suitable position in the United States. Mr. Grant and Shurgard entered into a Senior Management Employment Agreement on the terms described above in December 2003.

Vision 2003 Bonus Plan. In 1999, the Board approved a bonus plan known as Vision 2003. Under the terms of the Plan, employees of Shurgard would have shared a potential one time bonus payment of $50 million. The bonus was an all or nothing bonus, earned on achievement of the equivalent of $5.00 funds from operations (“FFO”) per share annually. The $5.00 FFO threshold was measured by annualizing any single quarter FFO; e.g. a fiscal quarter FFO of $1.25 was equivalent to $5.00 FFO annually and would have resulted in payment of the bonus. This goal had to have been achieved by December 31, 2003, and since it was not, no such bonus was paid.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Shurgard specifically incorporates this Report by reference therein. The members of the Audit Committee for 2003 were Mr. Hutchinson (until his death), Mr. Porter as Chairman, and Mr. Smith. In January 2004, Mr. Fox was appointed to the Audit Committee to replace Mr. Hutchinson. The Board of Directors has determined that each member of the Audit Committee is independent of Shurgard and its management as defined by current New York Stock Exchange listing standards and corporate governance rules. The Audit Committee’s responsibilities under its charter include the following:

(i)	Monitoring the preparation of quarterly and annual financial reports by Shurgard’s management, including discussions with management and Shurgard’s independent auditors;

(ii)	Reviewing matters concerning the relationship between Shurgard and its outside auditors, including their appointment or removal; reviewing the scope of their audit services and related fees, and determining whether the outside auditors are independent (based in part on the annual letter provided to Shurgard pursuant to Independence Standards Board Standard No. 1);

(iii)	Overseeing management’s implementation of effective systems of internal financial controls and monitoring their progress and results;

(iv)	Assisting the Board of Directors in overseeing the integrity of Shurgard’s financial statements and compliance with legal and regulatory requirements;

(v)	Pre-approval of the retention of the independent auditor for all audit and such non-audit services as the independent auditor is permitted to provide Shurgard and approval of the fees for such services; and

(vi)	Preparing the report for inclusion in the Proxy Statement.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. On November 13, 2003, Shurgard’s former independent auditors, Deloitte & Touche LLP (“Deloitte”), notified the Audit Committee and management of its resignation. Deloitte’s resignation was reported on a Current Report on Form 8-K filed with the SEC on November 20, 2003. The Audit Committee commenced a search for a new independent auditor and in January 2004 engaged PricewaterhouseCoopers (“PwC”).

Throughout the progress of the audit, the Audit Committee met with PwC to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. The Audit Committee’s review included discussion with PwC on those matters required to be discussed pursuant to Statement on Auditing Standards (“SAS”) No. 61 (Communication With Audit Committees), SAS 99 (Consideration of Fraud in a Financial Statement Audit), and Securities and Exchange Commission rules discussed in Final Releases 33-8183 and 33-8183a. The Audit Committee also discussed with PwC matters relating to their independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and whether the provision of services other than audit services is compatible with maintaining independence. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence. The Audit Committee continued to monitor the scope and adequacy of Shurgard’s internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of Shurgard’s audited financial statements in Shurgard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

As a result of the adoption of the Sarbanes-Oxley Act of 2002, the Board of Directors is required to determine whether Shurgard has an “audit committee financial expert” on the Audit Committee. An “audit committee financial expert” is defined as a person who has the following attributes: (i) An understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions. Based on its review of the experience and qualifications of the Audit Committee members, the Board of Directors determined at its meeting held in April 2004 that the following members of the Audit Committee are qualified as audit committee financial experts: W. Thomas Porter and Richard P. Fox.

Respectfully submitted,

Audit Committee

W. Thomas Porter, Chair

W.J. Smith

Richard P. Fox

INDEPENDENT AUDITORS

Change of Independent Public Accountants. The following information as to the resignation of Deloitte & Touche LLP (“Deloitte”) and the appointment of PwC as our new auditors was previously disclosed in prior filings with the SEC.

On November 13, 2003, Deloitte, our former independent auditor, notified the Company of its resignation. Deloitte’s reports on our consolidated financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. We have authorized Deloitte to respond fully to the inquiries of the successor auditor concerning the matters described in this section. During the fiscal years ended December 31, 2001 and 2002 and the subsequent interim period through the date of Deloitte’s resignation, Deloitte did not advise us that information had come to Deloitte’s attention that led it to no longer be able to rely on management’s representations, except as follows:

In resigning as our auditor, Deloitte advised us that its resignation arose from Deloitte’s conclusion that it was no longer willing to rely on management’s representations due to concerns about our communications with Deloitte regarding an overpayment of approximately $1.4 million to Charles K. Barbo, our Chairman and CEO, and another individual not affiliated with Shurgard. Shurgard made the overpayment in connection with the liquidation of an affiliated limited partnership formed in 1990. The transaction involving the liquidation payments was approved by our independent directors in January 2003, consummated in April 2003, and disclosed in our quarterly reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003, as filed with the SEC.

The possibility that an overpayment may have occurred was first discovered on October 24, 2003. Over the next two weeks, we had discussions with Mr. Barbo to confirm the occurrence and amount of the overpayment, during which time Mr. Barbo indicated he would reimburse any overpayment made to him as soon as the overpayment had been confirmed. Following a meeting of the Audit Committee on November 7, 2003, Deloitte inquired about the original liquidation transaction in connection with its review of the disclosure of the transaction in the footnotes of our third quarter financial statements. During these conversations, we advised Deloitte of the overpayment and the expected reimbursement and discussed with them the potential impact of the reimbursement on the pending quarterly filing. On November 8, 2003, we and Deloitte had several additional conversations regarding the transaction, the overpayment and the expected impact of the overpayment and reimbursement on our financial statements. On that same day, we notified the Chairman of the Audit Committee of the overpayment and expected reimbursement.

On November 10, 2003, Deloitte met with the Chairman of the Audit Committee to express its concerns regarding management’s communications with Deloitte surrounding the overpayment, including the timing of and inconsistencies in those communications. In particular, Deloitte expressed concern that the overpayment was brought to its attention after the Audit Committee had, in its November 7, 2003 meeting, approved third quarter financial statements presented at that meeting which did not include corrections relating to the overpayment. In addition, Deloitte expressed concerns that it received conflicting statements regarding the date the error was initially discovered. Following the November 10 meeting with Deloitte, the Chairman of the Audit Committee interviewed Shurgard management and personnel to review the facts relating to the discovery and correction of the overpayment and our communications with Deloitte regarding the overpayment.

On November 12, 2003, the Audit Committee convened a meeting attended by Deloitte. At that meeting, the Chairman of the Audit Committee presented a summary of his conclusions from these interviews. The Chairman reported that management had explained that they had not reported the overpayment sooner because it was immaterial to the financial statements and management had not conclusively determined with the general partners that an overpayment had been made. The Chairman advised Deloitte that based on these interviews and management’s explanation, he did not believe there had been any intentional misrepresentation by management and that, in his opinion, the facts surrounding the initial liquidation payment, the discovery of the overpayment and the communication with Deloitte about overpayment did not call into question the reliability of management’s representations. Deloitte indicated that it would be discussing the matter internally and would report back to the Chairman of the Audit Committee.

On November 13, 2003, Deloitte orally informed our President and the Chairman of the Audit Committee, in separate conversations, that, having considered all of the facts surrounding the disclosure and communication of the overpayment, Deloitte had concluded that it was no longer willing to rely on representations of management, and as a result was resigning as our auditor without completing its review of the financial statements for the three and nine month periods ending September 30, 2003. On that same day, the Chairman of the Audit Committee and our outside counsel asked Deloitte for further clarification of the facts leading to the resignation and whether the facts warranted Deloitte’s conclusion. Deloitte agreed to respond by the following day. On November 14, 2003, we received a letter of resignation from Deloitte, dated November 13, 2003. The letter stated, “This will confirm that the client-auditor relationship between Shurgard Storage Centers, Inc. (Commission File No. 0-11455) and Deloitte & Touche LLP has ceased.” Later that day, in a telephone call between Deloitte, the Chairman of the Audit Committee and outside counsel, Deloitte indicated that its conclusion was based on the totality of the facts surrounding management’s communications to Deloitte regarding the overpayment. Deloitte further indicated that the events surrounding management’s communications to Deloitte regarding the overpayment were the sole basis for its conclusion.

During the fiscal years ended December 31, 2001 and 2002 and the subsequent interim period through the date of Deloitte’s resignation, there have been no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in connection with its reports, except the following:

In a letter to the Audit Committee dated March 12, 2002, Deloitte noted that there had been a disagreement regarding the accounting of our interests in certain joint venture arrangements that we had entered into from 1998 to 2000. We had consulted the SEC’s Office of the Chief Accountant and another accounting firm prior to concluding to restate our financial statements for the years ended December 31, 1998, 1999, and 2000, and subsequent interim periods. Our restatements occurred in December 2001. Deloitte indicated in its March 12, 2002 letter that as a result of the restatement this disagreement had been satisfactorily resolved.

During the fiscal years ended December 31, 2001 and 2002 or the subsequent interim period through the date of Deloitte’s resignation, Deloitte did not advise us that the internal controls necessary for us to develop reliable financial statements did not exist, except as follows:

In connection with its audit of our financial statements for the year ended December 31, 2001, Deloitte advised us of a reportable condition involving our internal control. Deloitte advised us that our procedures for the preparation and review of financial information, and its presentation in our communications (including periodic reports and annual reports to shareholders) lacked processes that provide for and document review by personnel with adequate knowledge to prevent errors in preparation and presentation. Deloitte indicated that it did not believe the reportable condition was a material weakness. Deloitte advised Shurgard management to review and revamp these procedures as appropriate to ensure clarity of accountability and responsibility in the financial reporting process. In response, management proposed and implemented certain process improvements to address these concerns. Management reviewed the proposed process improvements with the Audit Committee and Deloitte.

We provided Deloitte a copy of the foregoing disclosures, and filed a letter from Deloitte addressed to the SEC stating its agreement with such statements, with our report on Form 8-K regarding this matter (initially filed with the SEC on November 20, 2003).

On January 8, 2004, the Audit Committee approved the engagement of PwC as Shurgard’s independent auditors to audit Shurgard’s financial statements for the fiscal year ending December 31, 2003. Because Deloitte advised Shurgard that it would not consent to the use of any of its prior audit reports in the Company’s future SEC filings, the Audit Committee also engaged PwC to re-audit Company’s financial statements for the fiscal years ended December 31, 2001 and 2002.

During the fiscal years ended December 31, 2002 and 2003 and the subsequent interim period to the date of this Proxy Statement, the Company did not consult with PwC regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

PwC. In connection with its audit of our financial statements, PwC reported to the Audit Committee that it has identified certain deficiencies in our internal controls which in PwC’s view in the aggregate constituted a material weakness under standards established by the American Institute of Certified Public Accountants. The reasons given for this conclusion included that during PwC’s audits a significant number of financial statements adjustments were identified that indicated a lack of effective monitoring and oversight of the accounting and reporting function.

These matters have been discussed among management, our independent auditors and our Audit Committee. We have assigned the highest priority to the correction of these deficiencies and have taken actions to correct them. We appointed an interim Chief Financial Officer and hired additional corporate accounting staff, including an interim Chief Accounting Officer, in January 2004. We recently announced the appointment of Dev Ghose as permanent Chief Financial Officer commencing in August 2004, and we plan to continue to add additional qualified staff in our accounting and reporting functions and ensure proper training of our staff as necessary.

For a complete discussion of PwC’s findings concerning this matter and the actions we have taken and our taking in response thereto, please refer to Shurgard’s Annual Report on Form 10-K filed on May 17, 2004.

Audit Fees

The following table shows the fees paid or accrued by Shurgard for the audit and other services for fiscal 2003 and 2002.

	PwC		Deloitte
	2003	2002	2003	2002
Audit Fees(1)	4,808,000	0	$513,574	$137,318
Audit-Related Fees(2)	0	0	18,250	49,989
Tax Fees(3)	0	0	57,980	311,973
All Other Fees(4)	0	0	0	5,075

Total	$4,808,000	$0	$589,804	$504,355

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. The fees billed by PwC include fees for professional services rendered for the audit of Shurgard’s annual financial statements for the fiscal years ended December 31, 2001, 2002 and 2003, and for the reviews of the financial statements included in Shurgard’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003. The audit fees for Deloitte do not include fees related to the 2002 and 2003 audits of Shurgard Self Storage SCA of approximately $500,000 for each year.
(2)	Audit-related fees consisted primarily of accounting consultations, employee benefit plan audits, services related to acquisitions and other attestation services.
(3)	For fiscal 2003 and 2002, respectively, tax fees principally included fees for tax compliance, tax advice and tax planning.
(4)	All other fees principally include fees incurred for inquiries related to prior tax years.

Audit Committee Pre-Approval Policy. The Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services provided by our independent auditor. The policy is designed to ensure that the provision of these services does not impair the auditor’s independence. Under the policy, any services provided by the independent auditor, including audit, audit-related, tax and other services, must be specifically pre-approved by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate responsibilities to pre-approve services performed by the independent auditor to management. For 2003, all non-audit services were pre-approved.

SOLICITATION OF PROXIES

The proxy card accompanying this Proxy Statement is solicited by the Board of Directors. Proxies may be solicited by our officers, directors and regular supervisory and executive employees, none of whom will receive any additional compensation for their services. We have retained D. F. King & Co., Inc. to solicit proxies at an approximate cost of $15,000, plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. We will reimburse persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All the costs of soliciting proxies will be paid by Shurgard.

OTHER MATTERS

We know of no other matters that are likely to be brought before the Annual Meeting. If, however, other matters not now known or determined come before the Annual Meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their judgment in such matters.

SHAREHOLDER PROPOSALS

Submission of Shareholder Proposals for Inclusion in the Proxy Statement. For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting of shareholders next year, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than February 7, 2005. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Since we anticipate holding our 2005 annual meeting of shareholders on May 10, 2005, which is more than 30 days prior to the anniversary date of this year’s annual meeting, we are also setting February 7, 2005 as the deadline for inclusion of proposals for a meeting on May 10, 2005. Proposals should be addressed to: Corporate Secretary, Shurgard Storage Centers, Inc., 1155 Valley Street, P.O. Box 900933, Seattle, Washington 98109.

Advance Notice Procedures for Director Nominations and Other Business. Shareholders who intend to nominate persons for election to the Board or to present a proposal at the 2005 annual meeting of shareholders without inclusion of the proposal in our proxy materials must provide advance written notice of such nomination or proposal in the manner required by Shurgard’s Bylaws. Notice of nominations, complying with Section 4.3.1 of the Bylaws, must be delivered to our Corporate Secretary at our principal executive offices no earlier than February 9, 2005 and no later than March 11, 2005. Notice of other business, complying with Section 3.5.1 of our bylaws, must be delivered to our Corporate Secretary at our principal executive offices no later than March 11, 2005. If the date of the 2005 annual meeting of shareholders is moved to a date other than the second Tuesday in May and if less than 60 days’ notice or public disclosure of the date of the 2005 annual meeting of shareholders is given, then notice must be received not later than the close of business on the tenth day following the date on which notice of such meeting is first mailed to shareholders or such public disclosure was made. Any shareholder notice shall set forth (i) the name and address of the shareholder making the proposal; (ii) a representation that the shareholder is entitled to vote at the annual meeting and a statement of the number of shares of Shurgard stock which are beneficially owned by the shareholder; (iii) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to propose such business; and (iv) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the annual meeting, the language of the proposal, and any material interest of the shareholder in presenting the proposal.

Nomination of Director Candidates. You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above. In addition, our bylaws permit shareholders to nominate directors for election at an annual shareholders meeting in accordance with the procedures described above.

Shurgard reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Copy of Bylaw Provisions. You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates. Our bylaws also are available on our web site at http://investorrelations.shurgard.com.

ANNUAL REPORT

We have mailed each shareholder a copy of our 2003 Annual Report. You can request additional copies without charge by writing or calling our Investor Relations Department at (800) 947-8673. The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and/or annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. A single annual report and proxy statement will be delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the affected shareholders. If, at any time, you wish to receive a separate copy of this proxy statement and/or the accompanying annual report or you wish to discontinue “householding” and arrange to receive a separate annual report and proxy statement in the future, please direct your written request to Shurgard Storage Centers, Inc., 1155 Valley Street, Suite 400, P.O. Box 900933, Seattle, WA 98109-9624, Attention: Investor Relations, or contact our Investor Relations Department by telephone at (800) 947-8673. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should also contact our Investor Relations Department.

By Order of the Board of Directors,

Christine M. McKay

Secretary

Seattle, Washington

June 7, 2004

Appendix A

2004 Long-Term Incentive Plan

SECTION 1    Purpose

The purpose of the Shurgard Storage Centers, Inc. 2004 Long-Term Incentive Plan (the “Plan”) is to enhance the long-term profitability and shareholder value of Shurgard Storage Centers, Inc., a Washington corporation (the “Company”), by offering incentives to those employees, officers, directors, consultants and agents of the Company and its Subsidiaries (as defined in Section 2.27 below) who are key to the Company’s growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

SECTION 2    Definitions

For purposes of the Plan, the following terms shall be defined as set forth below:

2.1    Award

“Award” means an award or grant made to a Participant pursuant to the Plan, including, without limitation, awards or grants of Options, Restricted Stock Awards, Performance Awards, Stock Unit Awards, Dividend Equivalent Rights or any combination of the foregoing.

2.2    Board

“Board” means the Board of Directors of the Company.

2.3    Cause

“Cause” means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, whose determination shall be conclusive and binding.

2.4    Code

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.5    Common Stock

“Common Stock” means the Class A Common Stock, par value $.001 per share, of the Company.

2.6    Corporate Transaction

“Corporate Transaction” means any of the following events:

(a) Consummation of any merger to which the Company is party where (i) the Company is not the surviving corporation, or (ii) the Company is the surviving corporation, but the holders of Common Stock immediately prior to the merger do not directly or indirectly have immediately after the merger substantially the same proportionate beneficial ownership of common stock of the surviving corporation;

(b) Any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary (as the term “subsidiary” is defined in Section 8.3) of the Company; or

(c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

2.7    Disability

“Disability” means (a) in the case of a Participant who is an employee of the Company or a Subsidiary covered by the Company’s Long-Term Disability Plan or other similar successor plan applicable to salaried employees of the Company or the Subsidiary, “disability” as that term is defined for purposes of that plan, or (b) in the case of any other Participant, termination of the Participant’s employment or service with the Company or a Subsidiary under circumstances that the Plan Administrator determines to be “Disability” for purposes of the Plan.

2.8    Dividend Equivalent Right

“Dividend Equivalent Right” means a right, granted to a Participant under Section 12, to receive cash, shares of Common Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock.

2.9    Early Retirement

“Early Retirement” means any retirement of a Participant that does not constitute Retirement and that the Plan Administrator determines constitutes “Early Retirement” for purposes of the Plan.

2.10    Effective Date

“Effective Date” has the meaning set forth in Section 20.

2.11    Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12    Fair Market Value

“Fair Market Value” on a particular date means (a) if the Common Stock is then listed on the New York Stock Exchange, the closing price of the Common Stock as reported in The Wall Street Journal for the New York Stock Exchange—Composite Transactions (or similar successor consolidated transactions reports) for that date or, if no sales of Common Stock were made on the New York Stock Exchange on that date, the closing price of a share of Common Stock as reported for the next preceding day on which sales of Common Stock were made on the New York Stock Exchange, or (b) if the Common Stock is not then listed on the New York Stock Exchange, the fair market value of a share of Common Stock as determined by the Plan Administrator using such methods or procedures as it may establish.

2.13    Good Reason

“Good Reason” means the occurrence of any of the following events or conditions with respect to a Participant:

(a) a change in the Participant’s status, title, position or responsibilities (including reporting responsibilities) with the Company or one of its Subsidiaries that represents a substantial reduction of the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities that are inconsistent with such status, title, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect the Participant to such position, except in connection with the termination of the Participant’s employment for Cause or Disability or as a result of his or her death, or by the Participant other than for Good Reason;

(b) a reduction in the Participant’s annual base salary, unless such reduction is part of a reduction in salary applicable to substantially all or certain classes of employees of the Company or a Subsidiary;

(c) the Company’s or a Subsidiary’s requiring the Participant (without the Participant’s consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Company’s or the Subsidiary’s business that is not materially greater than such travel requirements prior to the Corporate Transaction;

(d) the Company’s or a Subsidiary’s failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Participant was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Participant with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction (or as in effect following the Corporate Transaction, if greater), unless such reduction in benefits as set forth in clauses (i) and (ii) above is part of a reduction in benefits applicable to substantially all or certain classes of employees of the Company or a Subsidiary; or

(e) any material breach by the Company of any provision of the Plan.

2.14    Grant Date

“Grant Date” means the date designated in a resolution of the Plan Administrator as the date an Award is granted. If the Plan Administrator does not designate a Grant Date in the resolution, the Grant Date shall be the date the Plan Administrator completes the corporate action relating to the grant of an Award and all conditions precedent to the grant have been satisfied; provided, however, that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

2.15    Holder

“Holder” means, as the context requires (a) the Participant to whom an Award is granted, (b) in the event of the Participant’s death, the personal representative of the Participant’s estate or the person or persons to whom the Participant’s rights under the Award have passed by will or by the applicable laws of descent and distribution, or (c) the person or persons to whom an Award has been transferred in accordance with Section 14.

2.16    Incentive Stock Option

“Incentive Stock Option” means an option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

2.17    Nonqualified Stock Option

“Nonqualified Stock Option” means an option to purchase Common Stock granted under Section 7 that is not an Incentive Stock Option.

2.18    Option

“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.19    Option Term

“Option Term” shall have the meaning set forth in Section 7.3.

2.20    Participant

“Participant” means an individual who is granted an Award or, as the context may require, any subsequent Holder of the Award.

2.21    Performance Award

“Performance Award” means an Award granted under Section 10 the payout of which is subject to achievement through a performance period of performance goals prescribed by the Plan Administrator.

2.22    Plan Administrator

“Plan Administrator” means any committee of the Board designated to administer the Plan or any person or persons to whom the Board has delegated authority to administer the Plan under Section 3.1.

2.23    Restricted Stock

“Restricted Stock” means any shares of Common Stock issued pursuant to a Restricted Stock Award.

2.24    Restricted Stock Award

“Restricted Stock Award” means an Award of Restricted Stock under Section 9.

2.25    Retirement

“Retirement” means (a) in the case of a Participant who is an employee of the Company or a Subsidiary covered by the Shurgard Employees Retirement Savings Plan or other similar successor plan applicable to salaried employees of the Company or the Subsidiary, retirement as of the Participant’s normal retirement date under that plan, or (b) in the case of any other Participant, termination of the Participant’s employment or service with the Company or a Subsidiary under circumstances that the Plan Administrator determines to be “Retirement” for purposes of the Plan.

2.26    Stock Unit Award

“Stock Unit Award” means an Award granted under Section 11.

2.27    Subsidiary

“Subsidiary,” except as expressly provided otherwise in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly, or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

2.28    Successor Corporation

“Successor Corporation” shall have the meaning set forth in Section 15.2.

2.29    Termination Date

“Termination Date” shall have the meaning set forth in Section 7.6(a).

SECTION 3    Administration

3.1    Plan Administrator

The Plan shall be administered by the Compensation Committee of the Board, except to the extent the Board appoints another committee or committees (which term includes subcommittees) consisting of one or more members of the Board to administer the Plan. The Board may delegate the responsibility for administering the

Plan with respect to designated classes of eligible Participants to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such terms as the Board may determine, subject to removal by the Board at any time.

3.2    Administration and Interpretation by the Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

3.3    Exchange Act Section 16(b)

The Board shall consider, in selecting the members of any committee responsible for administering the Plan, and the Plan Administrator shall consider, in administering the Plan, the Company’s intent that such committee be selected and that the Plan be administered in a manner so that the grant of Awards and all other transactions in connection with the Plan shall, to the extent possible, be exempt from the operation of Section 16(b) of the Exchange Act.

SECTION 4    Stock Subject to the Plan

4.1    Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, a maximum of 3,500,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.2    Limitations

Subject to adjustment as provided in Section 15.1, not more than an aggregate of 750,000 shares of Common Stock shall be available for issuance under the Plan pursuant to grants of Awards other than Options.

4.3    Reuse of Shares

Any shares of Common Stock made subject to an Award that cease to be subject to that Award (other than by reason of exercise or payment of the Award to the extent it is exercised for, or settled in, vested and nonforfeitable shares), including, without limitation, in connection with the expiration, surrender, cancellation or termination of the Award, shall again be available for issuance in connection with future grants of Awards under the Plan. If any payment required in connection with the exercise of an Option or other Award granted under the Plan, whether on account of the exercise price for such Option or Award or the satisfaction of withholding tax liabilities arising from such Option or Award, is satisfied through the tendering of shares of Common Stock (either by actual tender or by attestation) or by the withholding of shares of Common Stock, only the number of shares of Common Stock issued by the Company, net of the Shares tendered or withheld, shall be counted for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan. Shares of Common Stock that are subject to tandem Awards shall be counted only once. Notwithstanding the foregoing, for any Awards to which Section 17 of the Plan is applicable, shares shall be counted to the extent possible so that compensation realized by Participants in connection with such Awards will not constitute “applicable employee remuneration” for purposes of Section 162(m) of the Code.

SECTION 5    Eligibility

Awards may be granted under the Plan to those officers, directors and employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be granted to consultants and agents who provide services to the Company and its Subsidiaries; provided, however, that such persons render bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and that do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6    Awards

6.1    Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company. The terms, conditions and restrictions applicable to Awards need not be the same with respect to each recipient.

6.2    Settlement of Awards

The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents. The Plan Administrator may at any time offer to buy out, for a payment in cash or Common Stock, an Award previously granted, based on such terms and conditions as the Plan Administrator shall establish and communicate to the Participant at the time such offer is made.

6.3    Acquired Company Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Awards are substituted, or the old awards are assumed, by reason of a merger, acquisition of property or stock, reorganization or liquidation (the “Acquisition Transaction”). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required so that the new Awards so substituted, or the old awards so assumed, and all other transactions in connection therewith shall, to the extent possible, be exempt from the operation of Section 16(b) of the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

SECTION 7    Awards of Options

7.1    Grant of Options

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2    Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to the Option. For Incentive Stock Options granted to a more than 10% shareholder, the Option exercise price shall be as specified in Section 8.2.

7.3    Term of Options

The term of each Option (the “Option Term”) shall be as established by the Plan Administrator; provided, however, that the Option Term shall in no event be greater than 10 years from the Grant Date. If the Option Term is not so established by the Plan Administrator, it shall be 10 years from the Grant Date. For Incentive Stock Options, the maximum Option Term shall be as specified in Sections 8.2.

7.4    Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time; provided, however, that the period for full vesting of an Option shall be no less than four years in the aggregate, with such interim vesting as may be determined by the Plan Administrator and set forth in the instrument that evidences the Award. To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. In no case may an Option be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option). No Option shall contain a “reload” feature automatically entitling the Holder to receive an additional Option upon exercise of the original Option.

7.5    Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash, except that the Plan Administrator may, either at the time the Option is granted or at any time before it is exercised and subject to such limitations as the Plan Administrator may determine, authorize payment in any combination of

(a) cash or check;

(b) tendering (either actually or by attestation) shares of Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price;

(c) delivery of a full-recourse promissory note authorized pursuant to Section 13;

(d) delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or

(e) such other consideration as the Plan Administrator may permit.

7.6    Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a) Any portion of an Option that is not vested and exercisable on the date of termination of the Participant’s employment or service relationship (the “Termination Date”) shall expire on such date.

(b) Any portion of an Option that is vested and exercisable on the Termination Date shall expire on the earliest to occur of

(i) the last day of the Option Term;

(ii) if the Participant’s Termination Date occurs for reasons other than Cause, Retirement, Early Retirement at the Company’s request, Disability or death, the three-month anniversary of such Termination Date; and

(iii) if the Participant’s Termination Date occurs by reason of Retirement, Early Retirement at the Company’ request, Disability or death, the three-year anniversary of such Termination Date.

Notwithstanding the foregoing, if the Participant dies after the Termination Date while the Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Termination Date shall expire on the earlier to occur of (y) the last day of the Option Term and (z) the longer of the first anniversary of the date of death and the post-termination exercise period otherwise applicable, unless the Plan Administrator determines otherwise. Also, notwithstanding the foregoing, in case of termination of the Participant’s employment or services for Cause, the Option shall automatically terminate on first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or services with the Company are suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option likewise shall be suspended during the period of investigation. A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. Unless otherwise determined by the Plan Administrator in its sole discretion, for purposes of the Plan, a Participant shall be considered to have terminated employment or services if his or her employer ceases to be a Subsidiary, even if he or she continues to be employed by or render services to such employer. Unless the Plan Administrator determines otherwise, a leave of absence approved in accordance with Company procedures shall not be considered a termination of employment or services, except that, with respect to Incentive Stock Options, such leave of absence shall be subject to any requirements of Section 422 of the Code.

SECTION 8    Incentive Stock Option Limitations

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1    Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000 (or, if different, the maximum limitation in effect at the Grant Date under Section 422 of the Code), such portion in excess of $100,000 (or other maximum limitation) shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2    More than 10% Shareholders

If a Participant owns more than 10% of the total voting power of all classes of the Company’s stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

8.3    Eligible Employees

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4    Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option and shall be treated as a Nonqualified Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Termination Date for reasons other than Disability or death, (b) more than one year after the Termination Date by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

SECTION 9    Restricted Stock Awards

9.1    Terms of Restricted Stock

The Plan Administrator is authorized to make Awards of Common Stock to Participants on such terms and conditions and subject to such restrictions, if any, as the Plan Administrator shall determine, which restrictions shall be set forth in the instrument evidencing the Award and may be based on continuous service with the Company or a Subsidiary or performance goals related to profits, profit growth, profit-related return ratios, cash flow, total return to shareholders, funds from operations, customer service, employee satisfaction or performance against budget, whether applicable to the Company or any relevant Subsidiary or business unit, comparisons with competitor companies or groups and with stock market indices, or any combination thereof, all as the Plan Administrator shall determine. If the restrictions applicable to Restricted Stock are based solely on a Participant’s continued employment or service with the Company or a Subsidiary, the period of such restrictions shall, except as otherwise determined by the Plan Administrator and set forth in the instrument that evidences the Award, be no less than four years in the aggregate, with such interim vesting as may be determined by the Plan Administrator and set forth in the instrument that evidences the Award. Restricted Stock may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Except as otherwise determined by the Plan Administrator and set forth in the instrument evidencing the Restricted Stock Award, upon the Participant’s termination of employment or service with the Company or a Subsidiary for any reason, all shares of Restricted Stock with respect to which any terms, conditions or restrictions have not been satisfied shall be forfeited by the Participant and reacquired by the Company without consideration.

9.2    Issuance of Shares

Any Restricted Stock awarded hereunder may be evidenced in such manner as the Plan Administrator, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. The Participant (or any other Holder of the Restricted Stock) may sell, transfer, pledge or assign the shares of Restricted Stock only to the extent the terms, conditions and restrictions applicable to such shares have been satisfied or the Plan Administrator has released the Participant therefrom. If any stock certificates are issued in respect of shares of Restricted Stock, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to such terms, conditions and restrictions. During the period that shares of Restricted Stock are held by the Participant, he or she shall be entitled to exercise all voting rights, and to receive and retain any dividends or distributions paid, with respect to such shares, except to the extent otherwise provided in the instrument that evidences the Restricted Stock Award. To the extent the terms, conditions and restrictions applicable to shares of Restricted Stock have been satisfied or the Plan Administrator has released the Participant therefrom, the Company shall remove any legend on any certificates representing such shares.

9.3    Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive any terms, conditions or restrictions applicable to any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 10    Performance Awards

10.1    Plan Administrator Authority

Performance Awards may be denominated in cash, shares of Common Stock or any combination thereof. The Plan Administrator is authorized to grant Performance Awards and shall determine the nature, length and starting date of the performance period for each Performance Award and the performance objectives to be used in valuing Performance Awards and determining the extent to which such Performance Awards have been earned. Performance objectives and other terms may vary from Participant to Participant and between groups of Participants. Performance objectives shall be profits, profit growth, profit-related return ratios, cash flow, total return to shareholders, funds from operations, customer service, employee satisfaction or performance against budget, whether applicable to the Company or any relevant Subsidiary or business unit, comparisons with competitor companies or groups and with stock market indices, or any combination thereof, as the Plan Administrator may deem appropriate. Performance periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different performance periods and different performance factors and criteria. The Plan Administrator shall determine for each Performance Award the range of dollar values or number of shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 9), or any combination thereof, to be received by the Participant at the end of the performance period if and to the extent that the relevant measures of performance for such Performance Awards are met. The earned portion of a Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Plan Administrator. Payment shall be made in the form of cash, whole shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 9), Options, or any combination thereof, either in a single payment or in annual installments, all as the Plan Administrator shall determine.

10.2    Adjustment of Awards

The Plan Administrator may adjust the performance goals and measurements applicable to Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Plan Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances. The Plan Administrator also may adjust the performance goals and measurements applicable to Performance Awards and thereby reduce the amount to be received by any Participant pursuant to such Awards if and to the extent the Plan Administrator deems it appropriate.

10.3    Payout Upon Termination

The Plan Administrator shall establish and set forth in each instrument that evidences a Performance Award whether the Award will be payable, and the terms and conditions of such payment, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Performance Award, the Award will, subject to Section 15 of the Plan, be payable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time. If during a performance period a Participant’s employment or services with the Company terminate by reason of the Participant’s Retirement, Early Retirement at the Company’s request, Disability or death, such Participant shall be entitled to a payment with respect to each outstanding Performance Award at the end of the applicable performance period (a) based, to the extent relevant under the terms of the Award, on the Participant’s performance for the portion of such performance period ending on the date of termination and (b) prorated for the portion of the performance period during which the Participant was employed by the Company or a Subsidiary, all as determined by the Plan Administrator. The Plan Administrator may provide for an earlier payment in settlement of such Performance Award discounted at a reasonable interest rate and otherwise in such amount and under such terms and conditions as the Plan Administrator deems appropriate. Except as otherwise provided in Section 15 or in the instrument evidencing the Performance Award, if during a performance period a Participant’s employment or services with the Company or a Subsidiary terminate other than by reason of the Participant’s Retirement, Early Retirement at the Company’s request, Disability or death, then such Participant shall not be entitled to any payment with respect to the Performance Awards relating to such performance period, unless the Plan Administrator shall otherwise determine. Unless otherwise provided in the instrument evidencing the Performance Award, the provisions of Section 7.6 regarding leaves of absence and termination for Cause shall apply to the Performance Awards (with each reference in said provisions to an Option replaced by a reference to a Performance Award).

SECTION 11    Stock Unit Awards

11.1    Grant of Awards

Other Awards of shares of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Stock Unit Awards may be paid in shares of Common Stock, cash or any other form of property as the Plan Administrator shall determine. Subject to the provisions of the Plan, the Plan Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock, if any, to be granted pursuant to such Awards, and all other conditions of the Awards; provided that, with respect to Stock Unit Awards that vest solely upon a Participant’s continued employment or service with the Company or a Subsidiary, such Awards shall, except as otherwise determined by the Plan Administrator and set forth in the instrument that evidences the Award, have a vesting period of no less than four years in the aggregate, with such interim vesting as may be determined by the Plan Administrator and set forth in the instrument that evidences the Award.

11.2    Restrictions on Transfer

Subject to the provisions of the Plan and any instrument that evidences an Award, Stock Unit Awards and shares of Common Stock subject to Stock Unit Awards may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares of Common Stock are issued or, if later, the date on which any applicable restriction lapses. Shares of Common Stock subject to Stock Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

SECTION 12    Dividend Equivalent Rights

The Plan Administrator is authorized to make Awards of Dividend Equivalent Rights. The Plan Administrator shall establish such rules and procedures governing the crediting of Dividend Equivalent Rights, including the timing, form of payment and payment contingencies of such Dividend Equivalent Rights, as it deems are appropriate or necessary.

SECTION 13    Loans, Loan Guarantees and Installment Payments

Except to the extent restricted by Section 13(k) of the Exchange Act (which generally prohibits the Company from extending credit to any of its executive officers or directors), the Plan Administrator may, in order to assist a Holder in acquiring shares of Common Stock pursuant to an Award granted under the Plan, authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the extension of a full-recourse loan to the Holder by the Company, (b) the payment by the Holder of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by the Company of a full-recourse loan obtained by the grantee from a third party. Subject to the foregoing, the Plan Administrator, in its sole discretion, shall specify the terms of any loans, installment payments or guarantees, including the interest rate and terms of repayment. The maximum credit available is the purchase price, if any, of the Common Stock acquired, plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

SECTION 14    Assignability

Except to the extent otherwise determined by the Plan Administrator and set forth in the instrument evidencing an Award, the Award may not be assigned, pledged or transferred by the Holder other than by will or by the laws of descent and distribution, and during the Holder’s lifetime the Award may be exercised only by the Holder.

SECTION 15    Adjustments

15.1    Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, distribution to shareholders other than a normal cash dividend or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other corporation or (b) new, different or additional securities of the Company or any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number of and kind of securities that may be issued under the Plan, as set forth in Section 4.1, (ii) the maximum number and kind of securities that may be issued under the Plan pursuant to grants of Awards other than Options, as set forth in Section 4.2, (iii) the maximum number and kind of securities with respect to which Awards that are subject to Section 17 may be granted in any one fiscal year of the Company to any Participant, as set forth in Section 17.5, and (iv) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

15.2    Corporate Transaction

Except as otherwise provided in the instrument that evidences the Award, in the event of any Corporate Transaction, each Option or Restricted Stock Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date of the Corporate Transaction, become 100% vested. Such Award shall not so accelerate, however, if and to the extent, (a) such Award is, in connection with the Corporate Transaction, either to be assumed by the surviving corporation, the successor corporation or the parent thereof, as applicable (the “Successor Corporation”), or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation, (b) such Award is to be replaced with a cash incentive program of the Successor Corporation that preserves the spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award, or (c) the acceleration of such Award is subject to other limitations imposed by the instrument evidencing the Award. The determination of Award comparability under clause (a) above shall be made by the Plan Administrator, and its determination shall be conclusive and binding. All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation. Any such Awards that are assumed or replaced in the Corporate Transaction pursuant to clause (a) or (b) above and that do not otherwise accelerate at that time shall be accelerated in the event the Holder’s employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Cause or by the Holder voluntarily without Good Reason. Notwithstanding the foregoing, no Incentive Stock Option shall become exercisable pursuant to this Section 15.2 without the Holder’s consent, if the result would be to cause such Option not to be treated as an Incentive Stock Option (whether by reason of the annual limitation described in Section 8.1 or otherwise).

15.3    Further Adjustment of Awards

Without limiting the preceding Section 15.2, and subject to the limitations set forth in Section 10, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, reorganization, recapitalization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further actions as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized actions may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such actions before or after granting Awards to which the actions relate and before or after any public announcement with respect to such sale, merger, reorganization, liquidation or change in control that is the reason for such actions.

15.4    Limitations

The grant of Awards will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.5    Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 16    Withholding of Taxes

The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting, exercise, payment or settlement of any Award. In such instances, the Plan Administrator may, in its discretion and subject to the Plan and applicable law, permit the Holder to satisfy withholding obligations, in whole or in part, (a) by paying cash, (b) by electing to have the Company withhold shares of Common Stock (up to the minimum required federal tax withholding rate), or (c) by transferring shares of Common Stock to the Company (already owned by the Holder for the period necessary to avoid a charge to the Company’s earnings for financial accounting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due, or to become due, from the Company to the Participant an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Subsidiary.

SECTION 17    Code Section 162(m)

17.1    Notwithstanding any other provision of the Plan, if the Plan Administrator determines at the time that a Stock Option, Restricted Stock, a Performance Award or a Stock Unit Award is granted to a Participant who is then an officer of the Company that such Participant is, or is likely to be as of the end of the tax year in which the

Company will claim a tax deduction in connection with such Award, a “covered employee” within the meaning of Section 162(m) of the Code, then the Plan Administrator may determine that this Section 17 shall be applicable to the Award.

17.2    If Restricted Stock, a Performance Award or a Stock Unit Award is subject to this Section 17, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Plan Administrator, which shall be based on the attainment of specified levels of one or any combination of the following business criteria of the Company or any relevant Subsidiary or business unit: profits, profit growth, profit-related return ratios, cash flow, total return to shareholders, funds from operations, customer service, employee satisfaction, performance against budget, and comparisons with competitor companies or groups and with stock market indices. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Subsidiary or business unit of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Plan Administrator within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code.

17.3    Notwithstanding any provision of the Plan, with respect to any Restricted Stock, Performance Award or Stock Unit Award that is subject to this Section 17, the Plan Administrator may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Plan Administrator may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Participant.

17.4    The Plan Administrator shall have the power to impose such other restrictions on Awards subject to this Section 17 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

17.5    Notwithstanding any provision of the Plan other than Section 15, no Participant may be granted in any one fiscal year of the Company Options subject to this Section 17, or Restricted Stock Awards, Performance Awards or Stock Unit Awards subject to this Section 17 that are denominated in shares of Common Stock, with respect to more than 750,000 shares of Common Stock, and the maximum dollar value payable with respect to Performance Awards or Stock Unit Awards that are valued with reference to property other than shares of Common Stock and granted to any Participant in any one fiscal year of the Company is $1,000,000.

SECTION 18    Amendment and Termination of Plan

18.1    Amendment of Plan

The Plan may be amended by the Board in such respects as it shall deem advisable; provided, however, that, an amendment shall require the approval of the shareholders of the Company to the extent required for compliance with Section 422 of the Code or any other applicable law or regulation or any listing requirement of any stock exchange on which the Common Stock may be listed.

18.2    Termination of Plan

The Board may suspend or terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board, the Plan shall have no fixed termination date; provided, however, that no Incentive Stock Option may be granted more than 10 years after the later of (a) the Plan’s adoption by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

18.3    Amendment of Awards

Subject to Section 18.4, the Plan Administrator may amend the terms of any Award outstanding under the Plan, prospectively or retroactively. However, except for adjustments made pursuant to Section 15 or in connection with Substitute Awards, no such amendment shall, without shareholder approval (a) reduce the exercise price of any outstanding Option, or (b) cancel or amend any outstanding Option for the purpose of repricing, replacing or regranting such Option with an exercise price that is less than the original exercise price thereof (as adjusted pursuant to Section 15 or in connection with a Substitute Award).

18.4    Consent of Holder

The amendment or termination of the Plan or the amendment of an outstanding Award shall not, without the Holder’s consent, impair or diminish any rights or obligations under any Award theretofore granted to the Holder under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Holder, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any changes or adjustments made pursuant to Section 15 shall not be subject to these restrictions.

SECTION 19    General

19.1    Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions not inconsistent with the Plan as the Plan Administrator shall deem advisable.

19.2    Continued Employment or Services; Rights in Awards

Neither the Plan nor participation in the Plan as a Participant nor any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or any employee, officer, director, consultant or agent of the Company or any Subsidiary any right to be retained in the employ or service of the Company or any Subsidiary or limit the right of the Company or any Subsidiary to terminate the employment or services of the Participant.

19.3    Registration; Certificates for Shares

The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state or foreign securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws.

To the extent that the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

19.4    No Rights as a Shareholder

No Option, Restricted Stock Award, Performance Award or Stock Unit Award shall entitle the Holder to any dividend (except to the extent provided in an Award of Dividend Equivalent Rights), voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Awards, free of all applicable restrictions.

19.5    Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act, without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

19.6    No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

19.7    Participants in Foreign Countries

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

19.8    Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

19.9    References to Statutes

Each reference in the Plan to a provision of the Code and the Exchange Act shall be construed to include any similar successor provision and any rules and regulations applicable to such provision or its successor.

19.10    Choice of Law

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of laws.

SECTION 20    Effective Date

The Plan’s Effective Date is the date on which it is approved by the Company’s shareholders.

ANNUAL MEETING OF STOCKHOLDERS OF

SHURGARD STORAGE CENTERS, INC.

June 29, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors:

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

Anna Karin “Annika” Andrews (Class 2, one-year term)

Charles K. Barbo (Class 1, three-year term)

Howard P. Behar (Class 1, three-year term)

Richard P. Fox (Class 1, three-year term)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

2. The ratification of the selection of independent auditors, PricewaterhouseCoopers LLP

3. To approve the Company’s 2004 Long-Term Incentive Plan

In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment or postponement thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” IN ITEM 1 AND “FOR” IN ITEMS 2 & 3.

The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement dated June 3, 2004.

Please sign below exactly as your name appears on this proxy card.

YOUR VOTE IS IMPORTANT. PROMPT RETURN OF THIS PROXY CARD WILL HELP SAVE THE EXPENSE OF ADDITIONAL SOLICITATION EFFORTS.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SHURGARD STORAGE CENTERS, INC.

PROXY FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 29, 2004 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles K. Barbo and David K. Grant, and each of them, as Proxies with full power of substitution and hereby authorizes them to represent and to vote as designated below all the shares of Class A Common Stock, of Shurgard Storage Centers, Inc. held of record by the undersigned on June 3, 2004, at the 2004 Annual Meeting of Stockholders to be held on June 29, 2004, or any adjournment or postponement thereof, as follows:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

SHURGARD STORAGE CENTERS, INC.

June 29, 2004

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE—Call toll-free 1-800-PROXIES

(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors:

2. The ratification of the selection of independent auditors, PricewaterhouseCoopers LLP

3. To approve the Company’s 2004 Long-Term Incentive Plan

In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment or postponement thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” IN ITEM 1 AND “FOR” IN ITEMS 2 & 3.

The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement dated June 3, 2004.

Please sign below exactly as your name appears on this proxy card.

YOUR VOTE IS IMPORTANT. PROMPT RETURN OF THIS PROXY CARD WILL HELP SAVE THE EXPENSE OF ADDITIONAL SOLICITATION EFFORTS.

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

Anna Karin “Annika” Andrews (Class 2, one-year term)

Charles K. Barbo (Class 1, three-year term)

Howard P. Behar (Class 1, three-year term)

Richard P. Fox (Class 1, three-year term)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.